                            SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-12



                            USLIFE INCOME FUND, INC.

                (Name of Registrant as Specified In Its Charter)




       (Name of Person(s) Filing Proxy Statement if other than Registrant)



Payment of Filing Fee (Check the appropriate box):



[X]  No fee required.



[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



               1) Title of each class of securities to which transactions applies:



               2)   Aggregate number of securities to which transaction applies:



               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



               4)   Proposed maximum aggregate value of transaction:

               5)   Total fee paid:



[ ]  Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



               1)   Amount Previously Paid:

               2)   Form, Schedule or Registration Statement No.:

               3)   Filing Party:

               4)   Date Filed:

USLIFE INCOME FUND, INC.                           1680 38TH STREET, SUITE 800
                                                   BOULDER, COLORADO  80301




                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held on April 26, 2002

To the Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders of USLife Income Fund, Inc. (the "Fund"), a Maryland corporation, will be held at the Doubletree La Posada Resort, 4949 E. Lincoln Dr., Scottsdale, Arizona at 9:00 a.m. Mountain Standard Time, on April 26, 2002, for the following purposes:

1. To approve or disapprove the proposed Investment Advisory Agreement with Boulder Investment Advisers, L.L.C. ("BIA") (Proposal 1).

2. To approve or disapprove the proposed Investment Advisory Agreement with Stewart Investment Advisers ("SIA") (Proposal 2).

3. To approve or disapprove a change of the Fund's investment objective to total return (Proposal 3).

4. To approve or disapprove changing the Fund's classification and related fundamental investment restriction to make the Fund a non-diversified investment company (Proposal 4).

5. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding borrowing (Proposal 5).

6. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding the pledging of assets (Proposal 6).

7. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding the issuance of senior securities (Proposal 7).

8. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding investment in real estate, real estate investment trusts ("REITs") and other real estate securities (Proposal 8).

9. To approve or disapprove the deletion of the Fund's fundamental investment restriction regarding the ability to hold greater than 5% in one issuer (Proposal 9).

10. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors of the Fund has fixed the close of business on March 4, 2002 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Special Meeting.

                                       By Order of the Board of Directors,

                                       /s/ Stephanie Kelley

                                       STEPHANIE KELLEY

                                       Secretary

  March 11, 2002

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD. THE PROXY CARD SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER.

                            USLIFE INCOME FUND, INC.



                   QUESTIONS AND ANSWERS REGARDING THIS PROXY



     WHAT IS CHANGING IN THE FUND?

     The Fund is proposing to move in a new direction--changing its investment advisers, its investment objective and certain investment policies.

     HOW DOES THE BOARD RECOMMEND I VOTE?

     Your Board of Directors unanimously recommends that you vote in favor of each proposal.

     WHAT IS THE FUND'S PROPOSED NEW OBJECTIVE?

     Total return. Total return will be comprised of long-term capital appreciation from investment in common stocks, and income from both fixed-income (bonds) and equity securities.

     WHAT DOES THE PROPOSED CHANGE IN OBJECTIVE MEAN FOR THE FUND?

     By changing the Fund's objective to "total return", we will be able to broaden our range of investments and, in particular, will have the ability to invest in common stocks. The Board believes that increasing the portion of the Fund's assets invested in common stocks could result in higher after tax returns to shareholders over the long term when compared to income derived from a portfolio made up of purely fixed income securities. Historically, common stocks have outperformed fixed income investments in all but a few years. By owning common stocks of quality companies, holders have the potential to participate in the profits of the companies, while owners of fixed income portfolios are limited in their upside potential. Nonetheless, bonds and other fixed income securities provide a good source of steady income and the Fund may continue to invest in such instruments so long as their total returns remain attractive, in the opinion of Boulder Investment Advisers, L.L.C. and Stewart Investment Advisers (collectively, the "Proposed Advisers"), relative to the rest of the investment universe. The allocation of the Fund's investments between common stocks and fixed income securities will vary over time, and there is no minimum or maximum percentage of assets that will be committed to either type of investment.

     To reflect the change in objective and policies, the Fund's name will be changed to Boulder Growth & Income Fund, Inc. Its NYSE ticker symbol will change to "BIF".

     WHO ARE THE FUND'S PROPOSED NEW INVESTMENT ADVISERS?

     The Proposed Advisers, Boulder Investment Advisers, L.L.C. ("BIA") and Stewart Investment Advisers ("SIA") will be the Fund's co-investment advisers. Both BIA and SIA are controlled by trusts and entities that are affiliated with the family of Stewart R. Horejsi. Mr. Horejsi will be the Fund's primary portfolio manager. The Ernest Horejsi Trust No. 1B, a trust also affiliated with the Horejsi family (the "Trust"), owns 20.68% of the Fund's outstanding common stock. The Trust and the other entities affiliated with the Horejsi family are often referred to in this proxy as the "Horejsi Group".

     BIA and SIA began providing advisory services to the Fund on an interim basis beginning on January 23, 2002, following the resignation of the Fund's then investment adviser, Variable Annuity Life Insurance Company ("VALIC").

     WHAT INVESTMENT EXPERIENCE DO THE PROPOSED ADVISERS AND MR. HOREJSI HAVE?

     Mr. Horejsi is the primary portfolio manager for both Proposed Advisers. The Proposed Advisers have managed the Boulder Total Return Fund, Inc. ("BTF") since August 1999. BTF is a closed-end registered investment company traded on the NYSE under the ticker BTF. BTF has an investment objective of "total return" and has approximately $250 million of total assets. When the Board of Directors approved and resolved to recommend the Proposed Advisers and a change in investment objective to shareholders, the Board based its recommendation in large part on the performance the Proposed Advisers exhibited in their management of BTF. In particular, the Board noted that BTF significantly outperformed the S&P 500 for both calendar years 2000 and 2001. Mr. Horejsi was the portfolio manager for BTF during the entirety of each of these periods. It should be noted that the Advisers' past performance is not necessarily indicative of future performance. In addition, Mr. Horejsi has managed the various Horejsi family interests for over 20 years. Presently, these entities have portfolios of publicly-traded securities exceeding $620 million. Mr. Horejsi is a long-term investor in Berkshire Hathaway and he agrees with Warren Buffet's methodology of value investing for the long term. Assuming approval of the Proposals contained in the Proxy, the Fund would be managed in much the same way as BTF (i.e., for "total return"), although some of the Fund's investment policies vis-a-vis BTF may differ. For example, assuming that Proposal 4 is approved by shareholders, the Fund would operate as a non-diversified Fund and BTF is diversified, and, in addition, BTF is leveraged using preferred stocks, while the Fund is not currently leveraged.

     WILL THE FUND'S EXPENSES BE AFFECTED?

     Yes. The Fund's expenses will increase over time when the Fund becomes more invested in common stocks. As proposed, the Proposed Advisers would be paid an investment advisory fee of 1.25%, or 125 basis points, on the Fund's average monthly net assets (the "Proposed Fee"). However, the Proposed Advisers have agreed to waive a portion of the Proposed Fee until such time as the Fund has invested 50% or more of its assets in common stocks. Until such time, the advisory fee paid by the Fund will be the same as it has been in the past under management by the Fund's prior investment advisor, VALIC, which fee was computed as follows: (i) 0.50% (annualized) of the net asset value of the Fund; plus (ii) 2.5% of the sum of (a) the Fund's dividend and interest income; less (b) interest on borrowed funds during such month (the "Prior Fee"). During fiscal year ending June 30, 2001, VALIC was paid $349,267 under the Prior Fee. Based on the Fund's assets at the end of fiscal year 2001, the Prior Fee was approximately 71 basis points.

     WILL MY DIVIDEND BE AFFECTED?

     Yes. At some point, as the Fund invests a greater proportion of assets in common stocks that either pay a lower yield than fixed income securities, or don't pay any dividend at all, the Fund will reduce the dividend paid to common stockholders to reflect the actual amount of income received. However, even though a common stockholder may receive less dividend income, investments in common stocks will be made only when the expectation is that the value of the stock will ultimately appreciate at a higher rate than the yield received from the Fund's fixed income investments.

     IN WHAT TYPES OF COMMON STOCKS WILL THE FUND INVEST?

     The Fund will focus its common stock investments primarily in U.S. companies, although the Proposed Advisers won't shut the door on possible investment opportunities outside the United States. Generally, target companies should have consistently returned more than 13% on equity, while using modest amounts of debt relative to their industry. In addition, the companies should be in businesses the Proposed Advisers understand and have fairly predictable and improving future earnings, and most importantly, they should be priced reasonably relative to the company's earnings and anticipated growth in earnings.

     The Fund won't necessarily be a "large-cap" or "mid-cap" or "anything-cap" fund since the Proposed Advisers believe it would be unwise to restrict investments in any particular size company. Small companies have the same opportunity to make profits as big ones.

     When the Fund makes an investment in a common stock, the Fund will likely hold onto it for a long time. There are two reasons for this: When investing for value, a good investor will patiently hold a company to allow it to do what it's supposed to do -- earn money and grow. And the longer a shareholder holds an investment without selling, the longer the shareholder defers paying taxes on any gains. In June of 1998, the Trust began and has continued to accumulate shares of the Fund's common stock such that, as of the date of this Proxy, the Trust owns

20.68% of the Fund's common stock and has owned this percentage since 12/27/01. Since the Horejsi Trust owns such a large stake in the Fund, Mr. Horejsi will not invest in anything that he wouldn't buy for himself. In the long run, the Proposed Advisers think that value-type investing will produce the best overall total return.

     WHEN WILL THESE CHANGES TAKE PLACE?

     If shareholders approve the proposed changes in investment objective and investment advisers, these changes would become effective immediately after the special shareholders' meeting. At that time, the Proposed Advisers would have the authority to implement an investment objective of "total return" and invest in common stocks, including real estate investment trusts. However, the speed with which this occurs really depends on the market and what opportunities are found. In other words, with regard to asset allocation between common stocks and fixed income securities, the Fund cannot predict what the weightings of common stocks and fixed income investments will be by year-end, or at any other point in time. The Board believes that moving slowly and deliberately will be in the shareholders' long-term best interests.

     WHAT OTHER MATTERS ARE BEING VOTED ON?

     The Board is recommending changing the Fund from a diversified to a non-diversified investment company. In addition, the Board is recommending the elimination or change of five of its "fundamental investment policies". The change to non-diversified status and the elimination or change of these investment policies are intended to give the Fund greater investment flexibility.

     WHO SHOULD I CALL IF I HAVE QUESTIONS?

     You should direct your questions to Georgeson Shareholder Communications, Inc. who has been retained to assist with the proxy solicitation. They can be contacted at 1-800-732-6518.

USLIFE INCOME FUND, INC.                           1680 38TH STREET, SUITE 800
                                                   BOULDER, COLORADO  80301


                                                   March 11, 2002





Dear Shareholder,

     We are asking you to approve several significant, and we believe, positive changes to the USLife Income Fund. The enclosed Notice of Special Meeting of Shareholders of the USLife Income Fund outlines all of the items to be voted upon. This proxy statement gives details about each proposal and should be carefully read and considered before voting.

     First, and most important, we are asking shareholders to approve a change in the Fund's investment objective from "income" to "total return". By making this change, the Fund will be able to make significant investments in common stocks, which we believe will result in better overall returns over the years than fixed income securities alone.

     Second, we are asking shareholders to approve new advisers. This proxy statement recommends Boulder Investment Advisers, L.L.C. ("BIA") and Stewart Investment Advisers ("SIA") to be the Fund's co-investment advisers. Notably, approval of BIA and SIA as advisers to the Fund will result in an increase in the advisory fee currently paid by the Fund. The fee increase is discussed in detail in the proxy statement.

     Finally, we are asking shareholders to approve the elimination of or changes to several fundamental investment policies in order to better align the Fund's investing policies with its new objective. In addition, with the change in objective, we will be changing the name of the Fund to Boulder Growth & Income Fund, Inc.

     Following this letter is a letter from Stewart R. Horejsi setting forth an overview of where the Fund is headed. Mr. Horejsi's family interests control 20.68% of the Fund's common stock.

     Your vote is important. PLEASE TAKE A MOMENT NOW TO VOTE BY COMPLETING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.



                                    Sincerely,

                                    /s/ Stephen Miller

                                    Stephen Miller, President

                               STEWART R. HOREJSI

                               200 SOUTH SANTA FE

                              SALINA, KANSAS 67401


                                  March 11, 2002




Dear Shareholder:

     As principal portfolio manager of the Fund's proposed investment advisers and a representative of the Fund's largest shareholder, I would like to provide shareholders with an overview of what they might expect with respect to the Fund and the changes contemplated in the accompanying special proxy.

     First, we caution shareholders not to expect too much too soon. We are patient investors and we want the Fund to own good companies with long track records of proven success. Because such companies are usually well known and priced high relative to their intrinsic value, we may not find many prospects at attractive prices in the near-term. Thus, you may see a substantial portion of the Fund's assets remaining in cash- or income-type investments until we identify attractive 'price to value' ratios in companies we understand and feel sure about. When price-to-value ratios fluctuate, it is often the result of a temporary change in how the public and general market perceive the company, and not necessarily a function of the company's long-term economic fundamentals. If we are successful in identifying companies that are selling at what we think are cheap prices relative to real value, it may be several years before the market changes its view and the prices move back in line with what we think the investment is really worth, although shareholders should note that there is no assurance that this "realignment" of price-to-value will occur.

     Second, although for the near-term, we may invest in issues that produce relatively high current income, ultimately, the Fund will look substantially different than it does today. The Fund currently holds a substantial amount of non-investment grade bonds ("junk bonds"), many of which we believe are very risky investments. The proposals in the accompanying proxy (the "Proposals") would permit the Fund to transition away from these risky investments, allowing it to invest in common stocks, without limit, for capital appreciation, and common stocks that pay dividends, including REITs and other closed-end investment companies. Investing in common stocks may subject shareholders to more risk than investing in bonds. Evaluating a company to buy its common stock is more difficult than evaluating the same company to buy its bonds; there are simply more variables that need to be considered. While I view income oriented securities as one means with which to obtain an attractive relative total return over the near-term, eventually, we expect we will find better total results in the common stocks of what management considers to be quality companies, some of which pay little or no dividends.

     Third, the Proposals contemplate the Fund changing to a "non-diversified management company" as defined by the Investment Company Act of 1940, as amended. This change will permit us to buy fairly significant positions in stocks of companies that we find attractive. And given that we will only buy companies that we find attractive, we will end up with larger positions in fewer names. A more concentrated portfolio may cause the Fund's net asset value to be more volatile than it is now and thus may subject shareholders to more risk. This idea of concentrating equity investments in fewer names goes against the conventional mutual fund wisdom of diversifying across 100 or more different stocks. However, diversifying to that extent doesn't make sense to us. We want to put large sums in our best ideas, which we think will really give us success over time, rather than a small amount in our best ideas and the rest in issues in which we have less confidence.

     The Proposal also contemplates elimination or change of a number of restrictions which are considered "fundamental investment policies". These investment restrictions were originally implemented to create a particular niche in the market when the Fund was first offered to the public. However, the reasons for those restrictions have long passed. Individual investors have none of these restrictions and are free to invest in whatever asset they think makes the most sense at a given time. We think our Fund should have the same ability to seek the best opportunities available. Hence, we are recommending that these investment handcuffs be removed so that our

Fund can invest in whatever the Proposed Advisers think makes the most sense in any given market conditions. The risks associated with the proposed investment policy changes are described fully in the proxy statement.

     If the Proposals are approved, despite the Fund being "non-diversified", it will still be prohibited from having more than 25% of its assets in any two stocks and more than 5% in any ten stocks. This strikes me as being a prudent guideline and we would adopt it as the Fund's "minimum diversification". First, because it is required by the Internal Revenue Code for the Fund to be qualified and treated as a regulated investment company. And second, because it makes good sense. The Fund should be somewhat balanced. It is expected that the Fund would always carry some income-producing assets to assist in paying operating and potential leveraging expenses. To the extent possible, we don't want to have to liquidate our holdings in good companies just to pay expenses. Notably, it will probably take a while to reach the optimum level of ownership permitted under diversification limitations of the Internal Revenue Code. I think it will be difficult to find good companies at good prices, but we will wait until we can, and we won't buy mediocre stocks simply to show activity. I believe that funds having numerous stocks are really "closet index funds".

     Regarding the increase in the advisory fee. Since the Fund's inception, the advisory fee has been in the range of 0.70% based on the value of the Fund's assets (the "Prior Rate"). This rate has varied from year-to-year because it is a blended rate, based on assets under management and income generated. Proposal Nos.1 and 2 contemplate increasing the Proposed Advisers' fee to a flat annualized fee of 1.25% of average monthly net assets. However, the Proposed Advisers have agreed to waive a portion of this fee until the Fund is invested 50% or more in common stocks. During this transition period, the Proposed Advisers will be paid only at the Prior Rate. When the Fund's investments in common stocks reach 50%, the advisory fee will immediately increase to the flat 1.25% on average monthly net assets, out of which all advisory fees would be paid.

     My family owns 20.68% of the Fund's common stock and hopes the Fund will outperform fixed income investments over the next 30 years. My family expects to hold its stock in the Fund for a very long time and our first objective is not to lose what we have. This mandates conservative investing in companies which we consider to have a high probability of future success. We also want to keep taxes at a minimum so we want the Fund to buy companies we can own for a very long time, giving rise to capital gains taxes when realized, but postponed as long as possible.

     Finally, we want to attract investors into the Fund with objectives similar to ours:

     A. Those who want an investment portfolio of common stocks built on conserving principal.

     B. Patient shareholders who are comfortable holding good companies for the long-term, with the understanding that it may take a number of years to see appreciable results. After 5 years, we believe these shareholders will be glad they own the Fund.

     C. Shareholders who want their profits taxed mostly as capital gains and want that tax deferred as long as practical. While we intend to continue to pay periodic dividends, our emphasis will be on total return, not dividend income. Dividends are a very tax inefficient method of distributing earnings.

     D. Shareholders who expect to own the Fund as part of their portfolio for a long time.

     Regarding the discount of the market price to the net asset value ("NAV"), we think price relative to NAV for funds is similar to price relative to earnings or book value in other companies. We believe it is a function of market sentiment and, in fact, many closed-end fund investors have trading plans hinged around fluctuations in this sentiment. We intend to focus on NAV and total return. If we do a good job over the long term relative to the NAV, all investors will be well served. If we have poor results relative to NAV and total return, all investors will suffer regardless of whether they bought at NAV or at a discount from NAV.

     We welcome those as partners who have objectives similar to ours. We assure you we will be "eating our own cooking". Although we are not required to, we intend to own our 20.68% of the Fund for a very long time.



                             Sincerely,

                             /s/ Stewart R. Horejsi

                             Stewart R. Horejsi

                      Instructions for Signing Proxy Cards

     The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

        Registration                            Valid Signature
        ------------                            ---------------

        Corporate Accounts

(1)     ABC Corp.                               ABC Corp.
(2)     ABC Corp.                               John Doe, Treasurer
(3)     ABC Corp., c/o John Doe Treasurer       John Doe
(4)     ABC Corp. Profit Sharing Plan           John Doe, Trustee

        Trust Accounts

(1)     ABC Trust                               Jane B. Doe, Trustee
(2)     Jane B. Doe, Trustee, u/t/d 12/28/78    Jane B. Doe

        Custodian or Estate Accounts

(1)     John B. Smith, Cust.,                   John B. Smith
        f/b/o John B. Smith, Jr. UGMA
(2)     John B. Smith                           John B. Smith, Jr., Executor

USLIFE INCOME FUND, INC.                           1680 38TH STREET, SUITE 800
                                                   BOULDER, COLORADO  80301




                         SPECIAL MEETING OF SHAREHOLDERS

                                 April 26, 2002

                                 PROXY STATEMENT

     This document is a proxy statement ("Proxy Statement") for USLIFE Income Fund, Inc. ("UIF" or the "Fund"). This Proxy Statement is furnished in connection with the solicitation of proxies by the Fund's Board of Directors (collectively, the "Board" and individually, the "Directors") for use at the Special Meeting of Shareholders of the Fund to be held on Friday, April 26, 2002, at 9:00 a.m. Mountain Standard Time, at the Doubletree La Posada Resort, 4949 E. Lincoln Dr., Scottsdale, Arizona, and at any adjournments thereof (the "Meeting"). A Notice of Special Meeting of Shareholders and proxy card for the Fund accompany this Proxy Statement. Proxy solicitations will be made, beginning on or about March 11, 2002, primarily by mail, but proxy solicitations may also be made by telephone, online on the Fund's web site, telegraph or personal interviews conducted by officers of the Fund and Mellon Investor Services, the transfer agent of the Fund, and by Georgeson Shareholders Communications Inc. ("Georgeson"), the Fund's proxy solicitor. Georgeson's fee to assist in the solicitation of proxies is estimated to be $25,000. The costs of proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be paid by the Fund. The Fund also will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of its shares.

     The Annual Report of the Fund, including audited financial statements for the period ended June 30, 2001, has been mailed to shareholders. Additional copies of the Annual Report as well as the Semi-Annual Report for the period ended December 31, 2001, which has also been mailed to shareholders, are available upon request, without charge, by calling 1-800-331-1710 or by writing to the Fund at 1680 38th Street, Suite 800, Boulder, Colorado 80301.

     If the enclosed proxy is properly executed and returned by April 26, 2002, in time to be voted at the Meeting, the shares (as defined below) represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, a proxy will be voted "FOR" the matters listed in the accompanying Notice of the Special Meeting of Shareholders. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her shares in person or by submitting a letter of revocation or a later-dated proxy to the Fund at the above address prior to the date of the Meeting.

     Quorum Requirements and Adjournment

     The Fund has one class of capital stock: common stock, par value $1.00 per share (the "Common Stock" or the "Shares"). On the record date, March 4, 2002, there were 5,663,892 Shares of the Fund issued and outstanding. Each Share is entitled to one vote at the Meeting and fractional shares are entitled to proportionate shares of one vote.

     Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" any proposal in favor of such an adjournment and will vote those proxies required to be voted "AGAINST" any proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

     For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as Shares that are present but which have not been voted. Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

     Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information regarding the beneficial ownership of the Fund's Shares as of February 28, 2002 by the Board of Directors and each person who is known by the Fund to beneficially own 5% or more of the Fund's Common Stock.


              Name of Owner         Position with           Common Stock               Percentage
                                      the Fund          Beneficially Owned         Beneficially Owned
                                      --------          ------------------         ------------------


The Ernest Horejsi Trust No. 1B       -------                1,171,400                 20.68%
P.O. Box 801
614 Broadway
Yankton, South Dakota

Badlands Trust Company                ------                     ---**                 20.68%
PO Box 801
614 Broadway
Yankton, South Dakota

Stewart R. Horejsi Trust No. 2        -------                    ---**                 20.68%
PO Box 801
614 Broadway
Yankton, South Dakota

Alfred G. Aldridge, Jr.*              Director                      50                 ***
Brig General (Ret.)
Calif. Air National Guard

Richard I. Barr*                      Director                     100                 ***

Susan Ciciora*                        Director                   ---**                 ---

Joel W. Looney*                       Director                     100                 ***

Stephen C. Miller*                  Director and                 ---**                 ---
                                      President
Aggregate Shares Owned **                                    1,171,650                 20.69%

  ----------------------------

*    The Director's respective addresses are c/o USLife Income Fund, Inc., 1680 38th Street,
     Suite 800, Boulder, Colorado 80301.

**   Excludes shares owned by the Trust. Badlands Trust Company ("Badlands") is one of three trustees of the Trust. Badlands is a trust company organized under the laws of South
     Dakota and is wholly owned by the Stewart R. Horejsi Trust No. 2, an irrevocable trust organized by Stewart R. Horejsi for the benefit of his children. The directors of Badlands are Larry Dunlap, Stephen C. Miller, Robert Ciciora, who is the brother of Mr. Horejsi's son-in-law (John Ciciora), Gail G. Gubbels and Marty Jans. Badlands and its directors disclaim beneficial ownership of shares owned by the Trust. Together with Larry Dunlap and
     Badlands, Ms. Ciciora is a trustee of the Trust and also one of the beneficiaries of the
     Trust. Mr. Miller is an officer and director of Badlands. Because two of the Trust's trustees are required in order for the Trust to vote or exercise dispositive authority with respect to shares owned by the Trust, Ms. Ciciora and Mr. Miller each disclaim beneficial ownership of such shares.

***  Less than 1%.

     Information as to beneficial ownership in the previous paragraph has been obtained from a representative of the beneficial owners; all other information as to beneficial ownership is based on reports filed with the Securities and Exchange Commission (the "SEC") by such beneficial owners.

     As of February 28, 2002, the executive officers and directors of the Fund, as a group, owned 1,171,650 Common Shares (this amount includes the aggregate shares of Common Stock owned by the Trust set forth above) of the Fund, representing 20.69% of Common Shares.

     Information Concerning Company Bylaws

     On January 23, 2002, the Board amended and restated the Fund's Bylaws (the "Amended and Restated Bylaws"). The Amended and Restated Bylaws include, among other things, provisions commonly referred to as "anti-takeover" provisions, including provisions for (i) a staggered board of directors, (ii) super-majority voting for removal of directors from office (i.e., 80% shareholder voting),
(iii) advance notice requirements for the nomination of directors and proposals from shareholders, and (iv) super-majority voting (i.e., 80% of shareholders voting, absent affirmative Board recommendation for certain actions (e.g., amending bylaws or articles of incorporation, stockholder proposals for specific investment decisions, liquidation, "business combinations" such as mergers, consolidations, sales of assets, etc.).

     Information About the Independent Auditor

     On January 23, 2002, the Audit Committee of the Board, consisting of those Directors who are not "interested persons" (as defined in the 1940 Act) selected KPMG LLP ("KPMG"), 99 High Street, Boston, Massachusetts 02110-2371, as independent accountants for the Fund for the Fund's fiscal year ending June 30, 2002. The selection of KPMG was ratified by the entire Board.

     KPMG has informed the Fund that it has no direct or indirect financial interest in the Fund. The Horejsi Group has engaged KPMG from time to time in the past to provide various accounting, auditing and consulting services.

     Ernst & Young LLP ("Ernst & Young"), 1221 McKinney Street, Suite 2400, Houston, Texas, 77010 served as independent accountants for the Fund since April 18, 2000. Ernst & Young resigned as independent accountant effective as of January 23, 2002. Ernst & Young's reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years immediately preceding Ernst & Young's resignation, there have been no disagreements with such accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Summary of Voting Rights on Proxy Proposals

     The approval of each proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. For purposes of this Proxy Statement, a "majority of the outstanding voting securities" of the Fund shall have the meaning for such phrase as set forth in the Investment Company Act of 1940, as amended (the "1940 Act"), that is, the affirmative vote of the lesser of (a) 67% or more of the Shares of Common Stock present or represented by proxy at the Meeting or (b) more than 50% of the outstanding Shares of Common Stock. The forgoing standard is often referred to herein as a "1940 Act Majority Vote".

     Abstentions and broker non-votes will be counted as present for quorum purposes. However, because they are not voted in favor of a proposal and each of the proposals is dependent on approval by a percentage of shares outstanding or shares present, they will have the effect of a "no" vote on all proposals.

     In the event any one or more proposals are not approved, the Board will consider what further action to take, which may include re-soliciting shareholders and/or modifying aspects of the relevant proposals.

     Each proposal is independent of any other proposal so that the implementation of any successful proposal is not contingent on the success of any other proposal, except for Proposals 1 and 2 and Proposals 4 and 9.

                              OVERVIEW OF PROPOSALS

     This Proxy Statement describes nine proposals, which, if approved, will permit the Fund to move in a new direction through the retention of new investment advisers and restructuring of the Fund's investment focus. THE BOARD OF THE FUND, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL. Mr. Stewart R. Horejsi, the Proposed Advisers' portfolio manager, a representative of the Horejsi Trust which holds approximately 20.68% of the Fund's outstanding Common Stock, has informed the Board that those Shares will be voted in favor of each of the nine proposals.



     BACKGROUND INFORMATION

     Since its inception in 1972, the Fund has been managed in accordance with its stated objective of "providing a high level of current income for its shareholders . . . through investment in a diversified portfolio composed primarily of fixed income securities which management considers to be of high-quality." The Fund's investment policy stated that it would invest at least 50% of its total assets in non-convertible debt securities which were rated at the time of purchase within the four highest grades by Moody's Investors Service, Inc. or Standard & Poor's Corporation, whereas the balance of the Fund's assets might be invested in other fixed income securities, including non-convertible and convertible debt securities, preferred stock and other securities with equity features.

     Since 1998 the Horejsi Trust has been accumulating a substantial position in the Fund's Common Stock. In 1999, the Horejsi Trust was unsuccessful in waging a proxy contest for the purpose of gaining representation on the Fund's Board. In 2000, the Horejsi Trust successfully waged a proxy contest to prevent changing the Fund's fundamental policy regarding issuance of senior securities. The Horejsi Trust opposed issuing senior securities in the interest of protecting its investment in the Fund (i.e., it believed that VALIC had not demonstrated an ability to effectively manage a leveraged portfolio). Again, in 2001, the Horejsi Trust successfully waged a proxy contest to prevent the approval of VALIC as the Fund's investment adviser. Finally, in January 2002, the Horejsi Trust successfully solicited, in an uncontested shareholder ballot, shareholder support for five of the Horejsi Trust's director candidates (the "Horejsi Candidates").

     On January 23, 2002, after a special shareholder meeting at which the Horejsi Candidates were elected, the prior board of directors resigned their positions and the Horejsi Candidates took their seats on the Fund's Board. At that time, the new Board held a special meeting called for the purpose of, among other things, (i) approving interim advisory agreements with the Proposed Advisers, (ii) considering advisory proposals and advisory agreements from the Proposed Advisers, (iii) considering a proposal to change the Fund's investment objective to "total return", (iv) considering a proposal to change the Fund's diversified status to non-diversified, and (v) considering a proposal to eliminate or change certain of the Fund's fundamental investment policies. At the January 23rd meeting, after due consideration, the Board, including the non-interested Directors, unanimously approved each of these changes and agreed to recommend them to shareholders.

     PROPOSED CHANGES TO INVESTMENT FOCUS. The Board is recommending that the Fund's investment objective be changed from "providing a high level of current income for its shareholders through investment in a diversified portfolio composed primarily of fixed income securities which management considers to be of high-quality" to the objective of "total return". Total return is comprised of long-term capital appreciation and income from both fixed income and equity securities. In connection with this change in investment objective, the Fund would change its name to the Boulder Growth & Income Fund, Inc. The Fund would continue to trade on the New York Stock Exchange, although under a different symbol -- BIF.

     To achieve the new investment objective, the Fund would pursue investment strategies expected to produce both long-term capital appreciation through investment in common stocks and high current income consistent with preservation of capital through investments in income producing securities, such as high-dividend paying common stocks, real estate investment trusts, income-oriented registered investment companies, preferred stocks and bonds. It is expected that when the Fund invests in common stocks, it will invest in U.S. companies, though it will not be limited to investing in U.S. securities. Further, it is expected that the Fund will have a low turnover rate with respect to its common stock investments, since the Fund will seek to invest in common stocks that can be held for a period of years. The investment strategy used in equity investments will not include "market timing" where equities are bought and sold based on daily, weekly or periodic price fluctuations. The Fund typically will invest in stocks that have a proven track record of earnings, and the prospect of increased future value through growth in revenues and profits. The Fund may invest in companies of any size; however, it is not expected that the Fund will make significant investments in start-up companies, initial public offerings, non-public companies, or companies with little or no operating history.

     Assuming approval of Proposal 4, the Fund will operate as a "non-diversified" investment company, as defined in the 1940 Act. As a result, with respect to 50% of the Fund's portfolio, the Fund must limit to 5% the portion of its assets invested in the securities of a single issuer. There are no such limitations with respect to the balance of the Fund's portfolio, although no single investment can exceed 25% of the Fund's total assets. The Fund intends to concentrate its common stock investments in a few issuers and to take large positions in those issuers, consistent with being a "non-diversified" fund. As a result, the Fund is subject to a greater risk of loss than a diversified fund or a fund that has diversified its investments more broadly. Taking larger positions is also likely to increase the volatility of the Fund's net asset value reflecting fluctuation in the value of large Fund holdings.

     The Fund's portfolio will be invested primarily in a combination of common stocks and fixed and other income producing securities. Common stocks will include stocks that pay dividends and offer other income features such as real estate investment trusts and other income-oriented registered investment companies. The common stocks are expected to have greater risk exposure and reward potential over time than investments in fixed income securities. The volatility of common stock prices has historically been greater than fixed income securities. Thus, as the Fund shifts a portion of its assets into common stocks, the volatility of the Fund's net asset value may also increase. The time horizon for the Fund to achieve its objective of total return will likely be longer than for a fund that invests solely for income.

     The Fund may, for temporary defensive purposes, allocate a higher portion of its assets to fixed income securities or cash and cash equivalents. For this purpose, cash equivalents consist of short-term (less than twelve months to maturity) U.S. Government securities, certificates of deposit and other bank obligations, investment grade corporate bonds and other debt instruments, and repurchase agreements. Under normal circumstances, the Fund will not have more than 10% of its assets in cash or cash equivalents. However, from time to time, a larger portion of the Fund's assets may be held in cash pending identification of attractive investment opportunities.

     ELIMINATION OR CHANGE OF CERTAIN FUNDAMENTAL INVESTMENT POLICIES. The Board, including the non-interested Directors, is recommending the elimination or changes of certain of the Fund's "fundamental investment policies", which policies cannot be changed without shareholder approval. Following is a summary of the fundamental investment policies that would be eliminated or changed:

     (A) Prohibition on Investing in Real Estate Investment Trusts or REITs. The Board recommends eliminating the Fund's fundamental investment policy prohibiting investing in real estate securities. The Proposed Advisers believe that REITs present a timely opportunity because they offer good sources of income and provide diversification through a wide spectrum of real estate holdings, often nationwide. There are risks associated with REITs in that property valuations may rise and fall with either the local economic conditions or with the national economy. Furthermore, the dividend income paid out by the REIT may be reduced or eliminated depending on the performance of the underlying real properties, including occupancy rates and lease rates. In addition, the Fund bears its ratable share of a REIT's expenses while still paying the advisory fee on the Fund assets so invested. The Proposed Advisers may invest up to 25% of the Fund's assets in REITs. The Fund will continue to be prohibited from investing in real estate. For a discussion of the risks associated with this recommendation, see Risks Associated with Investing in REITs under Proposal No. 8 below.

     (B) Prohibition on Borrowing. The Board recommends amending the Fund's fundamental investment policy which prohibits borrowing. The Board believes that a relatively small amount of well-managed leverage might have a very beneficial effect on shareholder return. If managed properly, leverage can pay all or a substantial portion of the Fund's expenses with the spread between the borrowed money and the return on the margin assets. For a discussion of the risks associated with this recommendation, see Risks Associated with Leverage under Proposal No. 5 below.

     (C) Prohibition on Pledging Assets. The Board recommends amending the Fund's fundamental investment policy which prohibits pledging Fund assets as security for borrowings. Changing this policy is part and parcel to changing the prohibition on borrowing, thus freeing the Fund to more effectively leverage the Fund. For a discussion of the risks associated with this recommendation, see Risks Associated with Pledging Assets under Proposal No. 6 below.

     (D) Prohibition on Issuing Senior Securities. The Board recommends changing the Fund's fundamental investment policy prohibiting issuing "senior securities" as that term is defined in the 1940 Act. Again, eliminating this policy is part and parcel to changing the prohibitions on borrowing and pledging because, under the 1940 Act, bank and other institutional borrowing is considered issuing a "senior security". For a discussion of the risks associated with this recommendation, see Risks Associated with Leverage under Proposal No. 7 below.

     (E) Restrictions on Greater-than-5% Holdings in One Issuer. The Board recommends eliminating the Fund's fundamental investment policy prohibiting the Fund's investing more than 5% of its assets in any one issuer. Elimination of this policy is consistent with changing the Fund to a non-diversified fund, as the Proposed Advisers will be looking to acquire a substantial position in a small number of what the advisers consider to be high-quality companies. For a discussion of the risks associated with this recommendation, see Risks Associated with Non-Diversification under Proposals Nos. 4 and 9 below.

  Each of the foregoing changes to "fundamental investment policies" will require a 1940 Act Majority Vote.

     DIVIDENDS. Because the Fund's investment objective will be total return, income will remain a part of the Fund's strategy. Although substantially all income the Fund earns in excess of the Fund's expenses will continue to be distributed to shareholders on a regular periodic basis, going forward, the Board will not place as much emphasis on distributing regular dividend payments as in the past. Fund management believes that long-term capital appreciation from investments in equities provides the potential for greater returns over the long term and is generally more tax efficient than investments in dividend- or interest-paying securities. In general, all of the Fund's net investment income must be paid out to shareholders at least annually, which is a taxable event for shareholders who hold Fund Shares in a taxable account. However, securities with unrealized capital appreciation do not become taxable until such time as the securities are sold and the gain realized.

     Net investment income and net realized short-term capital gains will be distributed at least annually, and the Board will determine on an annual basis whether the Fund will pay out its net realized long-term capital gains, if any, or retain the capital gains in the Fund.

     REASON FOR PROPOSED CHANGES. The purpose of changing the Fund's objective to total return is to allow the Fund the opportunity to invest more substantially in common stocks than currently allowed under the existing objective. The management of the Fund believes that by allowing the Fund to invest more of the Fund's assets in common stocks, the Fund will have the potential to produce a higher total return over the long term than shareholders would achieve if the Fund's objective remains purely "income". Historically, common stocks, as measured by the Standard & Poor's Index of 500 Stocks, have outperformed every other asset class over the long term, including fixed income securities.

     The Fund is required to change its name because, assuming shareholders approve the change in objective, it no longer will maintain 50% of its assets in investment grade securities and will no longer have "income" as its primary investment objective. Thus, the existing name will no longer be an appropriate reflection of what the Fund is. In addition, because the Fund is no longer affiliated with US Life, the Fund's charter requires the name to be changed to delete the reference to "US Life".

     PROPOSED CHANGES TO MANAGEMENT. On January 23, 2002, VALIC tendered and the Board accepted its resignation and the Proposed Advisers were selected to manage the Fund on an interim basis. The specific proposals relating to management changes are as follows:

     Boulder Investment Advisers, L.L.C., a Colorado limited liability company ("BIA"), and Stewart Investment Advisers ("SIA") now act as the Fund's co-investment advisers on an interim basis. Once approved by shareholders, each of BIA and SIA would continue to serve in these roles on a permanent basis subject to periodic contract reviews and renewals by the Board as required under the 1940 Act. The Fund would pay BIA and SIA a monthly fee for its advisory services at the annual rate of 1.25% of the Fund's total average monthly net assets (the "Proposed Fee"). However, a portion of the Proposed Fee will be waived until such time as the portion of the Fund's assets invested in common stock equals 50% or more of the value of the Fund's total assets. Until such time, the Fund will be paid an advisory fee identical to that paid to the Fund's previous adviser, which fee was computed as follows: (i) 0.50% (annualized) of the net asset value of the Fund; plus (ii) 2.5% of the sum of (a) the Fund's dividend and interest income; less (b) interest on borrowed funds during such month (the "Prior Fee"). In fiscal year 2001, the Prior Fee was approximately 71 basis points. The services to be provided by BIA and SIA (and the fees payable to each) are described more fully under Proposals 1 and 2 below.

     EVALUATION BY THE BOARD

     In advance of the Board meeting which was held immediately following the special shareholders meeting on January 23, 2002, at which they were elected to the Board, the Board nominees were presented with an extensive proposal from the Proposed Advisers recommending a change in the Fund's investment adviser, changing the Fund to a non-diversified fund, changing the Fund's investment objective and eliminating or changing certain of the Fund's fundamental investment policies (the "Restructuring Proposal"). The Restructuring Proposal represented the recommendation by the Proposed Advisers and Stewart R. Horejsi on behalf of the Horejsi Trust, which holds approximately 20.68% of the Fund's Common Stock. The Restructuring Proposal was considered at the special board meeting held on January 23, 2002. Also, prior to the special meeting, informal discussions were held among various Board nominees, as well as between the non-interested director nominees and their counsel. Throughout the process of considering the Restructuring Proposal, the Board was advised by counsel to the Fund and separate counsel that the non-interested Board nominees had retained.

     Extensive materials were presented to and evaluated by the Board with regard to each aspect of the Restructuring Proposal. With regard to the change in investment objective and policies, the Board reviewed materials describing the new objective and policies, the types of securities in which the Fund might invest, the risk and return characteristics of those securities, the historical performance of common stocks in relation to other asset classes and related matters. The Board evaluated the impact of the proposed change in objective and policies on shareholders, including the possible tax consequences of repositioning the Fund's portfolio toward common stocks, the possible reduction in the Fund's regular quarterly dividend as a higher proportion of assets are invested in low- or non-income producing securities and the resulting increase in the Fund's expense ratio. The Board also reviewed the Fund's current portfolio holdings, current Fund financial information, the Fund's performance record since inception, the historical performance record of various asset classes as measured by market indices, current and anticipated market conditions for fixed income securities and common stocks and the recent price history of the Fund's Common Stock.

     With regard to the proposal to approve new investment co-advisers (i.e., BIA and SIA, two companies controlled by affiliates of Stewart R. Horejsi and the Trust (collectively, along with other entities affiliated with the Horejsi family, the "Horejsi Group"), which engage Stewart R. Horejsi as their portfolio manager), extensive written materials were also presented to the Board. Those materials included information about BIA and SIA, their personnel, financial condition, compliance and systems capability and related matters. The Board also reviewed extensive audited and unaudited performance data with respect to the Proposed Advisers' management of BTF, including calendar year, fiscal year and 12-month total returns, returns on NAV and returns on market, and BTF's performance rank with Lipper Analytical Services ("Lipper") in a broad range of closed and open-end fund categories. In addition, the Board reviewed a report prepared by an independent accounting firm showing the investment performance achieved by Mr. Horejsi with respect to his family's portfolio of securities over a 10-year period ending 12/31/98. Notably, that portfolio now exceeds $620 million. Since, subsequent to the date of this report (i.e., 12/31/98), Mr. Horejsi had compiled a performance history with respect to BTF, there was no need to update the report. Cognizant of the fact that the Proposed Advisers had a relatively limited operating history with respect to advising a registered investment company, the Board carefully considered the capability of those parties to advise the Fund. The Board noted that the past performance of the Advisers is not necessarily indicative of future performance.

     The Board also considered the reasonableness of the Proposed Fees to be paid to BIA and SIA. In this regard, the Board took note that the Proposed Fee is identical to that paid to the Proposed Advisers by BTF and that, assuming Proposals 3, 7 and 8 and approved, the Fund is expected to be managed over time in much the same way as BTF (i.e., with "total return" being the Fund's objective), although some of the Fund's investment policies vis-a-vis BTF may differ. For example, assuming that Proposal 4 is approved by shareholders, the Fund would operate as a non-diversified Fund and BTF is diversified, and, in addition, BTF is leveraged using preferred stocks, while the Fund is currently unleveraged. The Board also reviewed materials and reports supporting the reasonableness of the Proposed Fee, including data prepared by Lipper showing fees charged by funds investing in common stocks, expense ratios for those funds and profitability data of SIA and BIA assuming the approval of the Proposed Fee. In light of the possibly extended timetable for investing Fund assets in common stocks, the Board negotiated a waiver of a portion of the Proposed Fee until such time as at least 50% of Fund assets were invested in common stocks, which includes investments in REITs and common stock of registered investment companies ("RICs").

     Prior to and throughout the process of considering the Restructuring Proposal, the Board held extensive discussions with Mr. Horejsi and representatives of the Proposed Advisers. In the final analysis, the Board gave considerable weight to the views of Mr. Horejsi, as a major Fund shareholder. Nonetheless, the Board carefully evaluated the impact of the Restructuring Proposal on other holders of the Fund's Common Stock. The Board recognizes that the proposed changes in investment objective and policies may be disadvantageous to certain shareholders, including those shareholders seeking regular monthly dividends or lower volatility of net asset value. They also recognize that the Fund's expense ratio will increase. The Board considers these disadvantages to be outweighed by the potential long-term benefits to be derived from common stock investing. The Board also believes that the changes are an appropriate and reasonable response to the recommendations of the Horejsi Trust.

     On January 23, 2002, the Directors of the Fund, including the non-interested directors, unanimously approved the Restructuring Proposal, including each of the items described in this Proxy Statement as Proposals 1 through 9, and recommended their approval to Fund shareholders. At the same meeting, the Board approved interim advisory agreements engaging the Proposed Advisers to manage the Fund's assets on an interim basis pending the outcome of this proposal, consistent with Rule 15a-4 under the 1940 Act.

     Board Considerations

     The Board, in making its determination to approve the Proposed Fee, considered the information provided by the Proposed Advisers, as well as other information made available to it regarding the Restructuring Proposal, the Fund, its fees and expenses and the Proposed Fee. The Board considered, among other things, the following:

1. BTF's total return on NAV for 2001 and 2000 in comparison with that of the S&P 500 Index and BTF's substantial outperformance of the Index;

2. BTF was ranked the #1 Fund in 2000 by Lipper in the closed-end Growth & Income category;

3. That the Proposed Fee was on the high end of the advisory-fee-spectrum as compared to advisory fees paid by other funds with similar proposed objectives and policies, but that the Fund's expense ratio, taking the Proposed Fee increase into account, was more middle-of-the-range when compared to the total expenses of funds of comparable size, objectives and policies;

4. The nature and quality of the services rendered by the Proposed Advisers to BTF;

5. The actual expense ratio of the Fund and its pro forma expense ratio assuming adoption of the Proposed Fee;

6. The profitability of the proposed advisory contracts to the Proposed Advisers assuming adoption of the Restructuring Proposal;

7. The strong performance of Mr. Horejsi in managing the assets of the Horejsi Group over the ten-year period prior to his becoming associated with a registered investment adviser; and

8. Such other factors and information as the Board and their counsel considered relevant.

     The Board placed primary emphasis on the Proposed Advisers' investment performance with BTF and the high level of investing expertise provided to that fund. The Board reviewed a comparison of the Fund's Proposed Fee and pro forma expense ratio against data for other funds available through Lipper. With the Proposed Fee in place, the Advisers believe that the overall advisory fees, although higher than most other registered investment companies, will remain in line with other funds with similar objectives and policies and attractive performance records.

     Prior to and following the Proposed Advisers' presentation, the independent Directors consulted separately with their independent counsel regarding the Restructuring Proposal. Thereafter, upon reviewing all of the information the Board considered relevant and necessary, the Board determined that implementation of the Restructuring Proposal, the Proposed Fee and the new advisory agreements with BIA and SIA were in the best interests of the

Fund and its shareholders. The Board, including the non-interested Directors, unanimously approved the Restructuring Proposal, including the Proposed Fee, and the new advisory agreements with BIA and SIA, subject to approval of the agreements by a 1940 Act Majority Vote. The Trust intends to vote its shares in favor of each of the proposals.

PER SHARE DATA FOR COMMON STOCK TRADED ON THE NYSE. The Common Stock is listed and traded on the NYSE under the symbol UIF. The following table sets forth the high and low sales prices for the Common Stock for the periods indicated.

       Period                          High         Net                                              Net
                     High Sales        Sales       Asset     Premium      Low Sales     Low Sales   Asset     Premium
                         Date          Price       Value    (Discount)      Date          Price     Value     (Discount)
                     ----------        -----       -----    ----------   ----------      -------    -----     ----------
10/1/01 to12/31/01    12/3/2001        $8.29        $8.5       -2.5%     12/27/2001     $7.61       $8.38        -9.2%
7/1/01 to 9/30/01     8/14/2001         8.8          8.83      -0.3%      9/27/2001      7.71        8.25        -6.5%
4/1/01 to 6/30/01     4/5/2001          8.85         8.75       1.1%       5/3/2001      8.21        8.63        -4.9%
1/1/01 to 3/31/01     2/14/2001         9.02         9.03      -0.1%      3/28/2001      8.45        8.75        -3.4%
10/1/00 to12/31/00    12/21/2000        8.5625       8.51       0.6%     11/30/2000      7.9375      8.51        -6.7%
7/1/00 to 9/30/00     9/1/2000          8.75         9.12      -4.1%       7/5/2000      8.25        8.96        -7.9%
4/1/00 to 6/30/00     4/6/2000          8.9375       9.3       -3.9%      5/18/2000      7.75        9.04       -14.3%
1/1/00 to 3/31/00     3/1/2000          8.875        9.31      -4.7%       1/5/2000      7.875       9.41       -16.3%
10/1/99 to12/31/99    11/15/1999        9.4375       9.66      -2.3%     12/31/1999      7.9375      9.41       -15.6%
7/1/99 to 9/30/99     7/16/1999         9.8125      10.18      -3.6%      8/27/1999      9.125       9.88        -7.6%
4/1/99 to 6/30/99     5/13/1999         9.75        10.44      -6.6%      5/28/1999      9.3125     10.15        -8.3%
1/1/99 to 3/31/99     2/16/1999        10.125       10.49      -3.5%      3/31/1999      9.6875     10.41        -6.9%

     It is not possible to state whether the Common Stock will trade at a premium or discount to net asset value following the changes in investment management and investment objective and policies described in this Proxy Statement. The trading price for the Common Stock will depend on a number of factors, such as the performance of the Fund, the supply and demand for shares and market perception. However, it should be noted that, as a general matter, closed-end equity funds as a group have tended to trade at wider discounts than closed-end fixed income funds as a group. Consequently, the change in investment focus of the Fund toward common stocks may result in the Common Stock trading at a discount larger than it has traded in the recent past.

     In order that your Shares may be represented at the Meeting, you are requested to vote on the following matters:

            PROPOSALS 1 AND 2: TO APPROVE OR DISAPPROVE THE PROPOSED

                 INVESTMENT ADVISORY AGREEMENTS WITH BIA AND SIA

     At a meeting of the Board held on January 23, 2002, the Directors unanimously approved (including unanimous approval by a separate vote of the Directors who are not "interested persons" of the Fund within the meaning of
Section 2(a)(19) of the 1940 Act) an Investment Co-Advisory Agreement between the Fund and Boulder Investment Advisers, L.L.C., and an Investment Co-Advisory Agreement between the Fund and Stewart Investment Advisers (the "Proposed Advisers"), each dated January 23, 2002 (each a "Proposed Advisory Agreement" and together the "Proposed Advisory Agreements"), and resolved to recommend such Proposed Advisory Agreements to the shareholders for their approval.

     Summary of the Proposal

     Based on an extensive analysis of the factors described above (see "Overview--Proposed Changes To Management--Evaluation by the Board"), all of the Directors of the Fund, including the non-interested Directors, have determined, subject to approval by the shareholders of the Fund, to approve the execution of the Proposed Advisory Agreements with BIA and SIA (also referred to herein as the "New Advisory Agreements"). At a special meeting of the Board of Directors held on January 23, 2002, the Board, including the "non-interested" Directors, approved the Proposed Advisory Agreements to be effective upon approval by shareholders of the Fund.

     Boulder Investment Advisers, L.L.C.

     BIA or Boulder Investment Advisers, L.L.C. was formed on April 8, 1999, as a Colorado limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940. Stewart R. Horejsi is an employee of and investment manager for both Proposed Advisers and has extensive experience managing common stocks for BTF as well as for the Trust and other family interests. The members of BIA are Evergreen Atlantic, LLC, whose address is 1680 38th Street, Suite 800, Boulder, Colorado 80301 and the Lola Brown Trust No. 1B, whose address is PO Box 801, Yankton, South Dakota 57078 (the "Members"). The Members each hold a 50% interest in BIA. The Members are "affiliated persons" of the Fund (as that term is defined in the 1940 Act). Both Mr. Horejsi and Susan Ciciora, Mr. Horejsi's daughter and one of the Fund's "interested" directors, are discretionary beneficiaries under the Lola Brown Trust No. 1B as well as under other Horejsi family affiliated trusts which own Evergreen Atlantic, LLC. Accordingly, as a result of this relationship, both Mr. Horejsi and Ms. Ciciora may directly or indirectly benefit from the outcome of Proposals Nos. 1 and 2.

     The executive officers of BIA and the principal occupation of each are set forth below:

Name and Position with BIA                                  Principal Occupation
----------------------------------------------------------- --------------------------------------------------------
Stephen C. Miller - President, General Counsel and          President, Chief Executive Officer and Chairman of
Chief Executive Officer                                     the Board of the Fund; President, Chief Executive
1680 38th Street, Suite 800                                 Officer and Chairman of the Board of BTF; Vice
Boulder, CO 80301                                           President and Assistant Secretary of Badlands;
                                                            Counsel to Krassa & Miller, LLC since 1991; and
                                                            Manager of Fund Administrative Services, L.L.C.
                                                            ("FAS")

Carl D. Johns - Vice President and Treasurer                Chief Financial Officer, Chief Accounting Officer,
1680 38th Street, Suite 800                                 Vice President and Treasurer of the Fund; Chief
Boulder, CO 80301                                           Financial Officer, Chief Accounting Officer, Vice
                                                            President and Treasurer of BTF; Assistant Manager of
                                                            FAS

Laura Rhodenbaugh  - Secretary                              Secretary of FAS; Treasurer of SIA; Secretary and
200 S. Santa Fe #4                                          Treasurer of various Horejsi affiliates
PO Box 6043
Salina, KS 67401

Stewart R. Horejsi - Investment Manager                     Investment Manager for each Adviser; Director of BTF
Bellerive                                                   until November 2001; since April 1994, General
Queen Street                                                Manager, Brown Welding Supply, LLC (sold in 1999);
St. Peter, Barbados                                         President or Manager, various subsidiaries of Horejsi,
                                                            Inc. (liquidated in 1999) since January, 1992

     Carl D. Johns, the Fund's Vice President and Treasurer, is also Vice President and Treasurer for BIA and, together with Mr. Horejsi, is responsible for the Fund's fixed income portfolio and BIA's day-to-day advisory activities. Mr. Johns received a Bachelors degree in Mechanical Engineering at the University of Colorado in 1985, and a Masters degree in Finance from the University of Colorado in 1991. He worked at Flaherty & Crumrine, Incorporated, from 1992 to 1998. During that period he was an Assistant Treasurer for the Preferred Income Fund Incorporated, the Preferred Income Opportunity Fund Incorporated, and the Preferred Income Management Fund. Since 1999, he has been Chief Financial Officer, Chief Accounting Officer, Vice President and Treasurer of BTF.

     Stewart Investment Advisers

     SIA is a Barbados international business company, incorporated on November 12, 1996, and is wholly owned by the Stewart West Indies Trust, an irrevocable South Dakota trust, established by Mr. Horejsi in 1996 primarily to benefit his issue (the "West Indies Trust"), whose address is PO Box 801, Yankton, South Dakota 57078. Mr.

Horejsi is not a beneficiary under the West Indies Trust. However, Susan Ciciora, Mr. Horejsi's daughter and one of the Fund's "interested" directors, as well as members of her family, are discretionary beneficiaries under the West Indies Trust and thus, as a result of this relationship, may directly or indirectly benefit from the outcome of Proposals Nos. 1 and 2. Prior to 1999, SIA, which is registered as an investment adviser under the Investment Advisers Act of 1940, had not previously served as adviser to a registered investment company or managed assets on a discretionary or non-discretionary basis. However, as described above, Mr. Horejsi, an employee and investment manager of SIA, has extensive experience managing common stocks for the Horejsi Group and other family interests.

     SIA is not domiciled in the United States and substantially all of its assets are located outside the United States. As a result, it may be difficult to realize judgments of courts of the United States predicated upon civil liabilities under federal securities laws of the United States. The Fund has been advised that there is substantial doubt as to the enforceability in Barbados of such civil remedies and criminal penalties as are afforded by the federal securities laws of the United States. Pursuant to the Proposed Advisory Agreement, SIA has appointed the Secretary of the Fund (i.e., presently Stephanie Kelley in Boulder, Colorado) as its agent for service of process in any legal action in the United States, thus subjecting it to the jurisdiction of the United States courts.

     Stewart R. Horejsi is an employee of both BIA and SIA. He is the primary investment manager and, together with Mr. Johns, is responsible for the day-to-day management of the Fund's assets and is primarily responsible for the Fund's asset allocation. Mr. Horejsi was a director of BTF until November, 2001; General Manager, Brown Welding Supply, LLC (sold in 1999), since April 1994; Director, Sunflower Bank (resigned); and the President or Manager of various subsidiaries of the Horejsi Group since June 1986. Mr. Horejsi has been the investment adviser for the Horejsi family trusts (i.e. the Lola Brown Trust No. 1B, the Ernest Horejsi Trust No. 1B, the Stewart R. Horejsi Trust No. 2, and certain other related trusts) and the Horejsi Group since 1982. As of December 31, 2001, the size of these trusts' common stock portfolio is approximately $620 million. Mr. Horejsi has been the Director and President of the Horejsi Charitable Foundation, Inc. since 1997. Mr. Horejsi received a Masters Degree in Economics from Indiana University in 1961 and a Bachelor of Science Degree in Industrial Management from the University of Kansas in 1959.

     The executive officers of SIA and the principal occupation of each are set forth below:

Name and Position with SIA                    Principal Occupation and Address
--------------------------------------------- ----------------------------------------------------------------------
Glade Christensen - Managing Director,        Sales manager for SIA
President and Resident General Sales Manager
Bellerive,
Queen Street
St. Peter, Barbados

Stephen C. Miller - Director, Vice            President, Chief Executive Officer and Chairman of the Board of
President and Secretary                       the Fund; President, Chief Executive Officer and Chairman of the
1680 38th Street, Suite 800                   Board of BTF; Vice President and Secretary of SIA; Director, Vice
Boulder, CO 80301                             President and Assistant Secretary of Badlands; Counsel to Krassa &
                                              Miller, LLC since 1991; and Manager of FAS.

Laura Rhodenbaugh - Treasurer                 Secretary of FAS and BIA; Secretary and Treasurer of various
200 S. Santa Fe #4                            Horejsi affiliates
PO Box 6043
Salina, KS 67401

Stewart R. Horejsi - Investment Manager       Investment Manager for SIA; Director of BTF until November 2001;
Bellerive                                     Since April 1994, General Manager, Brown Welding Supply, LLC (sold
Queen Street                                  in 1999); President or Manager, various subsidiaries of Horejsi,
St. Peter, Barbados                           Inc. (liquidated in 1999) since January 1992.

     THE PRIOR AND INTERIM ADVISORY AGREEMENTS

     THE VALIC AGREEMENTS. VALIC, located at 2929 Allen Parkway, Houston, Texas, 77019, served as the Fund's investment adviser until January 23, 2002. Until July 17, 2001, VALIC managed the Fund under an investment advisory agreement dated September 24, 1997 (the "VALIC Agreement"). At a regular meeting of the board of directors held on July 16-17, 2001, the then-board approved an interim investment advisory agreement between the Fund and VALIC (the "Interim VALIC Agreement") that was necessitated by, and would become effective as of the date of, a proposed merger between American International Group, Inc. (AIG) and VALIC's parent company, American General Corporation International Group, Inc. (the "Merger"). The Merger was effected on August 29, 2001 and, as a result of the Merger, VALIC became a subsidiary of AIG.

     Pursuant to the terms of the VALIC Agreement and the Interim VALIC Agreement, VALIC was responsible for managing the Fund's investment portfolio and was paid an investment advisory fee calculated as follows: (i) 0.50% (annualized) of the net asset value of the Fund; plus (ii) 2.5% of the sum of
(a) the Fund's dividend and interest income; less (b) interest on borrowed funds during such month (the "VALIC Fee" or "Prior Fee"). In fiscal year 2001, the VALIC Fee was approximately 71 basis points. For the fiscal year ended June 30, 2001, the Fund paid VALIC $349,267 for providing advisory services.

     THE INTERIM ADVISORY AGREEMENTS. On January 23, 2002, VALIC tendered its resignation to the Board as adviser to the Fund. At a special meeting of the Board held on the same date, the Proposed Advisers presented the Board with an extensive proposal to, among other things, approve the Proposed Advisers as interim advisers to the Fund pending the Proposed Advisers' subsequent approval by shareholders. At this meeting, the Board approved the Proposed Advisers as interim advisers to the Fund and approved Interim Advisory Agreements with BIA and SIA which contemplated an interim advisory fee equal to the VALIC Fee (i.e., the fee previously paid to VALIC under the VALIC Agreement and the VALIC Interim Agreement) (the "Interim Advisory Agreements").

     Under the Interim Advisory Agreements, commencing January 23, 2002, BIA and SIA became responsible for making investment decisions, supplying investment research and portfolio management services and placing purchase and sale orders for portfolio transactions for the Fund. The compensation is the same under the Interim Advisory Agreements and the VALIC Agreement and VALIC Interim Agreement and the other terms of the Agreements are similar, although under the Interim Advisory Agreements, BIA and SIA are reimbursed for reasonable travel expenses associated with attending regular and special board and shareholder meetings. Information with respect to the executive officers and directors of BIA and SIA and the principal occupations of each are set forth in connection with these Proposals No. 1 and 2 above. The Interim Advisory Agreements will terminate automatically upon the effectiveness of the New Advisory Agreements.

     THE NEW ADVISORY AGREEMENTS. Copies of the New Advisory Agreements are set forth as Exhibits A(1) and A(2) to this Proxy Statement. If approved by shareholders, the New Advisory Agreements will become effective on the date of such approval and continue initially for a two-year period and continue for successive annual periods thereafter, provided such continuance is approved at least annually by (a) a majority of the Board of Directors who are not "interested persons" of the Fund (as that term is used in the 1940 Act) and a majority of the full Board of Directors or (b) a 1940 Act Majority Vote. The New Advisory Agreements are terminable, without penalty, on 60 days' written notice by the Board of Directors of the Fund or by BIA or SIA, as the case may be, upon written notice to the other party to the Agreement. The New Advisory Agreements will terminate automatically upon assignment (as defined in the 1940 Act).

     Under each New Advisory Agreement, both BIA and SIA are jointly responsible for making investment decisions, supplying investment research and portfolio management services, placing purchase and sale orders for portfolio transactions, making asset allocation decisions for the Fund and determining the extent and nature of the Fund's leverage. The New Advisory Agreements also provide that the relevant Proposed Adviser will bear all expenses in connection with its performance, including fees that it might pay to consultants, except that the Fund is responsible for reimbursing the Advisers for reasonable travel expenses associated with attending regular and special board and shareholder meetings.

     Pursuant to the New Advisory Agreements, the Proposed Advisers would receive an annual fee, payable monthly, in an aggregate amount calculated at a rate of 1.25% of the value of the Fund's average monthly net assets (the "Proposed Fee"). For purposes of calculating the Proposed Fee, the Fund's average monthly net assets will be deemed to be the average monthly value of the Fund's total assets minus the sum of the Fund's liabilities (which liabilities do not include leverage borrowings such as bank or institutional borrowings, preferred stock, bonds, debentures, etc.) and accrued dividends. If shareholders approve Proposal Nos. 5, 6 and 7, thus allowing the Fund to issue leverage, the Proposed Fee would also be charged against the principal amount of the issued leverage. The following fee table is an example of how the Proposed Fees would be affected if the Fund issues leverage to the extent of 1/3 of total assets:

                             Pro Forma Advisory Fees Comparing Leveraged to Non-Leveraged
                                                          Common                         Total Assets   Total Annual
                                           Advisory Fee   Equity           Leverage      Total Assets   Advisory Fee
                                           ------------   ------           --------      ------------   ------------
Pro Forma Advisory Fees WITHOUT leverage   1.25%          $47,000,000      $0            $47,000,000    $587,500
Pro Forma Advisory Fees WITH leverage      1.25%          $47,000,000      $23,500,000   $70,500,000    $881,250

Notably, approval of Proposal Nos. 5, 6 and 7 only permits, but does not require, the Fund to issue leverage. The Proposed Advisers have made no specific proposal to the Board for leveraging the Fund and any such proposal would have to be presented to and approved by the Board prior to its implementation. However, upon shareholder approval of Proposal Nos. 5, 6 and 7, issuance of leverage and the amount of leverage issued will be left entirely up to and in the discretion of the Board. There can be no assurance that the Fund will issue leverage and, if issued, the amount of leverage.

     The Proposed Fee will be split between the two Proposed Advisers, 25% to BIA and 75% to SIA. This percentage split may be changed from time to time by approval of the Board without shareholder approval so long as the gross advisory fee paid by the Fund is not increased. Notwithstanding the foregoing fee, under the New Advisory Agreements, the Proposed Advisers have agreed that until the Fund has invested at least 50% of its assets in common stocks, the Proposed Advisers will waive a portion of the Proposed Fee to the extent such fee exceeds the Prior Fee. For example, in fiscal year 2001 the Prior Fee was approximately 0.71%; hence, under similar circumstances, the Proposed Advisers would waive 0.54%.

     As of January 25, 2002, the Fund's net assets equaled approximately $47 million. If the fee structure described in the New Advisory Agreement was in effect on that date, assuming that at least 50% of the Fund's assets were invested in common stocks on that date, total advisory fees paid by the Fund would have been $587,500 or 1.25% of the Fund's average monthly net assets on an annual basis. During the fiscal year ending June 30, 2001, VALIC was paid $349,627 under the Prior Fee. As mentioned above, based on the Fund's assets on June 30, 2001, the Prior Fee was 71 basis points. For comparison purposes, if the Proposed Fee had been in effect during fiscal year 2001, based on its end-of-fiscal-year assets, the Fund would have paid $612,375 in advisory fees. This would represent an increase of $263,107, or a 75% increase with respect to the fees actually paid VALIC for the same period.

     The New Advisory Agreements provide that BIA and SIA will be indemnified by the Fund for losses, claims and expenses not caused by BIA and SIA's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement.

     Fees and Expenses

     The following table shows the Fund's expenses as of June 30, 2001 (as adjusted), and pro forma expenses giving effect to the proposed changes in the Fund's investment advisory arrangements and the recent change to add Fund Administrative Services, L.L.C., an affiliate of the Proposed Advisers, as Administrator of the Fund.

              Table of Fees and Expenses - Historical and Pro Forma
                                       For Fiscal Year
                                     Ending June 30, 2001
                                        (as adjusted)       Pro Forma*   Difference
Shareholder Transaction Expenses

   Dividend Reinvestment Plan Fees           None              None         None

Annual Operating Expenses

   Management Fee                           0.70%              1.25%        0.55%

   Other Expenses                           0.56%**            0.73%        0.17%**
                                           -------             -----      ---------
   Total Annual Operating Expenses          1.26%              1.98%        0.72%**

     *The pro forma information shown assumes that Proposals 1, 2 and 3 in this Proxy have been approved by shareholders, and that at least 50% of the Fund's assets have been invested in common stocks. The Pro Forma Other expenses have been estimated.

     **The Fund experienced expenses associated with a proxy contest in the fiscal year ending 6/30/01. Without these proxy expenses, the Fund's "Other Expenses" were 1.12% and the Total Annual Operating Expenses were 1.82%.

     Example

     The following example illustrates the projected dollar amount of cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in the Fund. These amounts are based upon payment by the Fund of historical and pro forma expenses at levels set forth in the table above.

     A common stockholder would pay the following expenses on a $1,000 investment, assuming a 5% annual return:

                 1 Year    3 Years    5 Years    10 Years
               --------------------------------------------------
Current*          $13       $42        $72        $159
Pro Forma**       $23       $65       $110        $234

     *Current expenses are based on estimated total expenses for the current period of 1.31% which consists of estimated Advisory fees of .72% and estimated other expenses of .59%. The change in the expenses is due to the decline in total net assets.

     **Absent extraordinary one-time expenses relating to this proxy solicitation, Pro Forma expenses would have been $20, $63, $108, and $232, respectively, for the 1, 3, 5, and 10 year periods.

     The pro forma information shown assumes that Proposals No. 1 and 2 have been approved and that at least 50% of the Fund's assets are invested in common stocks.

     The foregoing table is to assist you in understanding the various costs and expenses that a Common Stock investor in the Fund will bear directly or indirectly. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund's common stock. Actual expenses and annual rates of return may be more or less than those assumed for the purposes of the foregoing example.

     DIFFERENCES BETWEEN THE VALIC ADVISORY AGREEMENT, THE INTERIM ADVISORY AGREEMENTS AND THE NEW ADVISORY AGREEMENTS.

     The Interim Advisory Agreements with the Proposed Advisers are substantially similar to the VALIC Agreement and the Interim VALIC Agreement except as follows:

o    The advisory fee differs;

o    The parties to the contracts differ;

o    The commencement dates differ;

o    The choice of governing law differs;

o The Interim Advisory Agreements contemplate the delegation by BIA of certain portfolio management and other responsibilities to SIA or other sub-advisers, while the VALIC agreements contemplate a single adviser;

o The Interim Advisory Agreements provide for indemnification of BIA and SIA by the Fund for losses not resulting from the relevant adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the relevant Agreement, and provides for advances for payment of expenses for which indemnification is sought, while the VALIC Agreements do not provide for indemnification of the adviser or advances;

o The Interim Advisory Agreements provide for the Fund to bear the reasonable traveling expenses to attend Board meetings for the Fund's executive officers who are officers of the Proposed Advisers and the Proposed Advisers' portfolio managers or the portfolio manager of any sub-adviser primarily responsible for managing all or a portion of the Fund's assets, while the VALIC Agreements do not have such a provision;

o The VALIC Agreements provide for the payment of up to $50,000 by the Fund to VALIC for administrative services, while the Interim Advisory Agreements do not contain such a provision.

     The New Advisory Agreements are substantially similar to the Interim Advisory Agreements except for the fee charged and the commencement dates.

     In executing transactions for the Fund and selecting brokers or dealers, the Advisers will use their best efforts to seek the best overall terms available. In selecting brokers or dealers to execute any transaction and in evaluating the best overall terms available, the Advisers may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Advisers or any affiliate exercise investment discretion.

     Administration Agreement

     The Fund and Fund Administrative Services, L.L.C. ("FAS") are parties to an Administration Agreement dated January 23, 2002 (the "Administration Agreement"). FAS is owned by the Members, who, as indicated above, are also the owners of BIA and are part of the Horejsi Group. FAS is headquartered at 200 S. Santa Fe, #4, PO Box 6043, Salina, KS 67401 and has offices in Colorado at 1680 38th Street, Suite 800, Boulder, Colorado 80301. As previously mentioned, both Mr. Horejsi and Ms. Ciciora, one of the Fund's "interested" directors, are discretionary beneficiaries under the Lola Brown Trust No. 1B, one of the Members of FAS, and under the trusts who own Evergreen Atlantic, LLC, the other Member of FAS.

     Under the Administration Agreement, FAS provides administrative, accounting, executive management and certain other services to the Fund including: providing the Fund's principal offices in Colorado and executive officers, overseeing the operations of the Fund, overseeing and administering all contracted service providers, making recommendations to the Board regarding policies of the Fund, conducting shareholder relations, authorizing expenses and numerous other tasks. In addition, FAS is responsible for engaging service providers for and paying all fees associated with Fund's transfer agency and custody requirements. FAS currently intends to delegate the provision of accounting and administrative services to third parties. Pursuant to the Administration Agreement, the Fund pays FAS a monthly fee, calculated at an annual rate of .30% of the value of the Fund's average monthly net assets. As previously mentioned, pursuant to the Administration Agreement, FAS pays and is solely responsible for all custody and transfer agency fees incurred by the Fund, as well as the fees payable to any third parties retained by it to provide services to the Fund. Based on the Fund's current assets and pro forma calculations, FAS will receive compensation net of custody and transfer agency fees in the approximate amount of $70,500 or .16% on an annualized basis. FAS will continue to provide services to the Fund after the New Advisory Agreements are approved.

     Required Vote

     Approval of each of Proposal No. 1 and Proposal No. 2 requires an independent 1940 Act Majority Vote. However, neither Proposal No. 1 nor Proposal No. 2 will be implemented unless both proposals are independently approved by shareholders. If sufficient votes are not obtained to approve both of the proposals, the Board will consider what further action to take, including resoliciting shareholder approval and/or modifying aspects of the proposals.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2.

                      PROPOSAL 3: TO APPROVE OR DISAPPROVE

                   A CHANGE TO THE FUND'S INVESTMENT OBJECTIVE

     SUMMARY OF PROPOSAL

     CHANGE IN OBJECTIVE. The Board of Directors has proposed that the Fund's investment objective be changed to total return. Currently, the Fund's investment objective is "providing a high level of current income for its shareholders through investment in a diversified portfolio composed primarily of fixed income securities which management considers to be of high-quality". Total return is comprised of long-term capital appreciation and income from both equity and fixed income securities. The rationale for the proposed change and the anticipated impact of the change on the Fund are described under "Proposed Changes to Investment Focus" above.

     NAME CHANGE. In connection with and subject to shareholder approval of the foregoing change to the investment objective, the Fund would change its name to "Boulder Growth & Income Fund, Inc." Accordingly, the Board approved an amendment to the Fund's Articles of Incorporation to change the Fund's name to "Boulder Growth & Income Fund, Inc." The Fund will also change its New York Stock Exchange ticker symbol to "BIF".

     REQUIRED VOTE. Approval of this proposal to change the Fund's investment objective would require a 1940 Act Majority Vote. Changing the name of the Fund may be effected without shareholder approval, although the Board does not intend to change the name of the Fund to the proposed name unless shareholders approve a change in the Fund's investment objective under this Proposal No. 3.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 3.

           PROPOSAL 4: TO APPROVE OR DISAPPROVE A CHANGE TO THE FUND'S

                CLASSIFICATION AND RELATED FUNDAMENTAL INVESTMENT

        RESTRICTION TO MAKE THE FUND A NON-DIVERSIFIED INVESTMENT COMPANY

     Summary of Proposal. The Fund is currently classified as a diversified investment company within the meaning of the 1940 Act, and has a fundamental investment restriction embodying the characteristics of this type of fund. Under the 1940 Act, a "diversified company" must have no less than 75% of its portfolio diversified in holdings the value of each of which is no more than 5% of the company's total assets and which represent no more than 10% of the voting securities of any one issuer. There are no such restrictions on the remaining 25% of the portfolio. The Board of Directors has proposed a change in the Fund's classification and an amendment to the Fund's fundamental investment policy that would change the Fund from a "diversified company" to a "non-diversified" company under the 1940 Act. If the Fund changes to a "non-diversified" status and eliminates its fundamental policy prohibiting investing greater-than-5% positions in any issuer (see Proposal No. 9 below), the Fund will not be limited by the 1940 Act in the proportion of its assets that may be invested in the obligations of a single issuer. However, the Fund intends to comply with the diversification requirements imposed by the U.S. Internal Revenue Code of 1986 for qualification as a regulated investment company, under which the minimum percentage of the portfolio that must be "diversified" is 50%, so long as no single investment exceeds 25% of total assets. As a non-diversified investment company, since the Fund may invest a greater proportion of its assets in the obligations of a smaller number of issuers, the Fund may be subject to greater risks with respect to portfolio securities.

     REASONS FOR PROPOSAL. Management believes that changing to a non-diversified status will provide valuable flexibility and opportunities and ultimately enhance the Fund's total return. Management wants the Fund to become a substantial and permanent owner of high caliber companies when their stock is reasonable in price. Since such opportunities are rare, when the Fund finds one, the Proposed Advisers want the flexibility to buy a large enough position to make a difference. The current diversification status significantly restricts the Fund's ability to do this.

     RISKS ASSOCIATED WITH NON-DIVERSIFICATION. This proposal would permit the Fund to concentrate a larger percentage of its assets (i.e., greater than 5% in any one issuer with respect to 50% of the Fund's assets) in a single or just a relatively few common stocks. Consequently, the overall volatility of the Fund's NAV as well as the market price for its shares may be greater than that of a comparable "diversified" mutual fund. This is because the appreciation or depreciation of any of the Fund's concentrated positions will have a greater impact on the net asset value of the Fund since those concentrated positions represent a larger component of the Fund's assets.

     VOTING REQUIREMENT. Approval of this Proposal No. 4 requires a 1940 Act Majority Vote. Proposal No. 4 cannot be implemented unless Proposal No. 9 is also approved.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 4.

              PROPOSAL 5: TO APPROVE OR DISAPPROVE A CHANGE TO THE

             FUND'S FUNDAMENTAL INVESTMENT RESTRICTION ON BORROWING

     SUMMARY OF PROPOSAL. The Board of Directors has proposed changing the Fund's fundamental investment policy which restricts borrowing. Currently, one of the Fund's investment restrictions provides that the Fund may not:

     Borrow money, except that the Fund may borrow money on an unsecured basis to purchase securities, provided that the aggregate amount of such borrowings at the date such borrowings are incurred does not exceed 25% of the value of the total assets of the Fund after giving effect to the borrowings [Omitted Text].

Proposal No. 5 would modify this restriction such that the Fund may not:

     Borrow money in an amount exceeding the maximum permitted under the Investment Company Act of 1940, as amended.

     REASONS FOR PROPOSAL. Presently, the Fund's ability to borrow is limited. Management believes that well-managed leverage can have a beneficial effect on shareholders' total return. If properly managed, leverage can provide enough additional income to pay a substantial portion of Fund expenses, if there is a positive spread between the borrowed money and the return on the assets acquired with such moneys. Although the Fund will likely focus its use of leverage on producing income, the Fund may also purchase other income producing securities (e.g., RICs, REITs and dividend-paying common stocks) or non-dividend-paying common stocks for long-term appreciation. The proposed change to the borrowing restriction would not give management carte blanche to borrow as the amount of borrowing would be limited to the maximum amount permitted by law, which is the limit contained in Section 18 of the 1940 Act. That limit is one-third of the Fund's total assets (including the amount borrowed). Depending on how such a borrowing might be structured, the borrowing may, in certain circumstances, require shareholder approval. If this Proposal No. 5 is approved, the Fund could then borrow from banks, institutions or other entities, such as through margin purchases or reverse repurchase agreements. The Board believes that the proposed amendment gives the Fund added flexibility to borrow in order to increase the Fund's return.

     RISKS ASSOCIATED WITH LEVERAGE. The Fund will be authorized to borrow money from banks and other entities in an amount equal to up to 33-1/3% of the Fund's total assets (including the amount borrowed), less all liabilities and indebtedness other than the borrowing, and may use the proceeds of the borrowings for investment purposes. Borrowings create leverage, which is a speculative characteristic. Although the Fund may borrow continuously, it will do so only when management believes that borrowing will benefit the Fund after taking into account considerations such as the costs of the borrowing and the likely investment returns on the securities purchased with the borrowed monies. The extent to which the Fund will borrow will depend upon the availability of credit. No assurance can be given that the Fund will be able to borrow on terms acceptable to the Fund.

     Borrowing by the Fund will create an opportunity for increased return but, at the same time, will involve special risk considerations. Leveraging resulting from borrowing will magnify declines as well as increases in the net asset value of the Common Stock and in the net return on the Fund's portfolio. Although the principal of the Fund's borrowings will be fixed, the Fund's assets may change in value during the time a borrowing is outstanding, thus increasing exposure to capital risk. To the extent the return derived from the assets obtained with borrowed funds exceeds the interest and other expenses that the Fund will have to pay, the Fund's net return will be greater than if borrowing was not used. Conversely, however, if the return from the assets obtained with borrowed funds is not sufficient to cover the cost of borrowing, the net return of the Fund will be less than if borrowings were not used, and therefore the amount available for distribution to the Fund's shareholders as dividends will be reduced.

     The Fund expects that some or all of its borrowings may be made on a secured basis (see Proposal No. 6 regarding Pledging of Assets). If they are, the Fund's custodian will either segregate the assets securing the Fund's borrowings for the benefit of the Fund's lenders or arrangements will be made with a suitable sub-custodian, which may include a lender. If the assets used to secure the borrowing decrease in value, the Fund may be required to pledge additional collateral to the lender in the form of cash or securities to avoid liquidation of those assets. The rights of any lenders to the Fund to receive payments of interest on and repayments of principal of borrowings will be senior to the rights of the Fund's shareholders, and the terms of the Fund's borrowings may contain provisions that limit certain activities of the Fund and could result in precluding the purchase of instruments that the Fund would otherwise purchase.

     The Fund may borrow by entering into reverse repurchase agreements with any member bank of the Federal Reserve System and any broker-dealer or any foreign bank that has been determined by the investment adviser to be creditworthy. Under a reverse repurchase agreement, the Fund would sell securities and agree to repurchase them at a mutually agreed date and price. At the time the Fund enters into a reverse repurchase agreement, it will establish and maintain a segregated account, with its custodian or a designated sub-custodian containing cash or liquid obligations having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that the market value of the securities purchased with the proceeds of the sale of securities received by the Fund may decline below the price of the securities the Fund is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities, and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending the decision. Reverse repurchase agreements will be treated as borrowings for purposes of calculating the Fund's borrowing limitation.

     The Fund may, in addition to engaging in the transactions described above, borrow money from banks for temporary or emergency purposes (including, for example, clearance of transactions, share repurchases, tender offers or payments of dividends to shareholders) in an amount not exceeding 5% of the value of the Fund's total assets (including the amount borrowed).

     VOTING REQUIREMENT. Approval of this Proposal No. 5 requires a 1940 Act Majority Vote.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 5.

                PROPOSAL 6: TO APPROVE OR DISAPPROVE CHANGING THE

                    FUND'S FUNDAMENTAL INVESTMENT RESTRICTION

                        REGARDING THE PLEDGING OF ASSETS

     SUMMARY OF PROPOSAL. The Board of Directors has proposed changing the Fund's fundamental investment policy which restricts the Fund pledging its assets. Currently, one of the Fund's investment restrictions provides that the Fund may not:

     Pledge its assets except that, subject to applicable limitations under Federal Reserve Board rules, the Fund may pledge up to 15% of the market or other fair value of its total assets to secure borrowings effected from banks for temporary or emergency purposes in an amount not exceeding 5% of the value of its total assets.

Proposal No. 6 would change this restriction such that the Fund may not:

     Pledge, mortgage or hypothecate its assets except in connection with permitted borrowings and to the extent related to transactions in which the Fund is authorized to engage.

This policy would be changed from a fundamental policy to a non-fundamental policy, which means that it could be further changed in the future by Board action alone without the necessity of shareholder approval.

     REASONS FOR PROPOSAL. Presently, the Fund is prohibited from pledging its assets except in very limited circumstances. Elimination of the pledge restriction would not give management carte blanche to pledge its assets as the Fund would be limited to the maximum amount permitted by law, which is the limit contained in Section 18 of the 1940 Act. That limit is one-third of the Fund's total assets (including the amount borrowed). If this Proposal No. 6 is approved, the Fund could pledge its assets to banks or other entities in connection with a leveraging strategy, such as through margin purchases or reverse repurchase agreements, and would make the pledging limit consistent with the new borrowing limit. In addition, the Fund would be able to pledge assets in connection with entering into certain kinds of transactions that often involve depositing assets in escrow to secure the Fund's obligations, such as options and future contracts. The Fund has no current intention to invest in these types of contracts, but changing the pledging restriction in the manner proposed would eliminate a potential barrier to doing so. The Board believes that the proposed amendment gives the Fund added flexibility to borrow in order to increase the Fund's return.

     RISKS ASSOCIATED WITH PLEDGING ASSETS. Pledged assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to pledge them. As a result, there is a possibility that pledging a large percentage of the Fund's assets could impede portfolio management. In addition, pledging assets may involve certain risks in the event of default or insolvency of the party to whom the assets are pledged, including possible delays or restrictions upon the Fund's ability to recover the pledged securities or to dispose of such securities. Because most pledges are expected to occur in connection with borrowings, shareholders should also consider the risks associated with borrowing in voting on this Proposal. See Leverage discussion under Proposal No. 5 above.

     VOTING REQUIREMENT. Approval of this Proposal No. 6 requires a 1940 Act Majority Vote.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 6

                PROPOSAL 7: TO APPROVE OR DISAPPROVE CHANGING THE

        FUND'S FUNDAMENTAL INVESTMENT RESTRICTION PROHIBITING ISSUANCE OF

                               SENIOR SECURITIES.

     SUMMARY OF PROPOSAL. The Board of Directors has proposed changing the Fund's fundamental investment policy which prohibits the Fund's issuing senior securities. Currently, one of the Fund's investment restrictions provides that the Fund may not:

     Issue any senior securities (as defined in the Investment Company Act of 1940, as amended) [Text Omitted].

Proposal No. 7 would change this restriction such that the Fund may not:

     Issue any senior securities except as permitted under the Investment Company Act of 1940, as amended.

     REASONS FOR PROPOSAL. Presently, the Fund is prohibited from issuing senior securities. Under the 1940 Act's broad definition of "senior securities", the leveraging by use of bank and institutional borrowings which would otherwise be permitted under Proposal No. 5 above (Change of Borrowing Restriction) would be "senior securities" and thus prohibited by the Fund's present fundamental policies. The current restriction would also preclude the issuance of preferred stock. Similar to the rationale discussed in Proposal No. 5 above, management believes that a relatively small amount of well-managed leverage, which may be in the form of debt or preferred stock, can have a very beneficial effect on shareholder return. It should be noted that the Horejsi Trust successfully waged a proxy contest in 2000 to prevent changing the Fund's fundamental policy regarding issuance of senior securities. However, at that time, the Horejsi Trust opposed issuing senior securities in the interest of protecting its investment in the Fund (i.e., it believed that VALIC had not demonstrated an ability to effectively manage a leveraged portfolio). In contrast, the Horejsi Trust believes that, in managing BTF, the Proposed Advisers have demonstrated an ability to effectively manage leverage and thus supports Proposal Nos. 5, 6 and 7.

     RISKS ASSOCIATED WITH LEVERAGE. Since the issuance of senior securities creates leverage, the risks associated with leveraging described under Proposal 5 above apply equally to this Proposal 7. In addition, the Fund's investments may be subject to certain investment guidelines and minimum asset tests if the Fund were to obtain a rating for any debt securities or preferred stock it issued, which limitations may limit the Fund's flexibility in investing its assets. See Leverage discussion under Proposal No. 5 above.

     VOTING REQUIREMENT. Approval of this Proposal No. 7 requires a 1940 Act Majority Vote.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 7.

                PROPOSAL 8: TO APPROVE OR DISAPPROVE CHANGING THE

                    FUND'S FUNDAMENTAL INVESTMENT RESTRICTION

         REGARDING INVESTMENT IN REITS AND OTHER REAL ESTATE SECURITIES

     SUMMARY OF PROPOSAL. The Board of Directors has proposed changing the Fund's fundamental investment policy which prohibits the Fund from investing in real estate investment trusts. Currently, one of the Fund's investment restrictions provides that the Fund may not:

     Purchase or sell real estate or securities issued by real estate investment trusts, except that the Fund may purchase or sell securities secured by real estate or interests therein issued by companies owning real estate or interests therein.

Proposal No. 8 would change this restriction such that the Fund may not:

     Purchase or sell real estate, except that the Fund may purchase or sell real estate investment trusts and securities secured by real estate or interests therein issued by companies owning real estate or interests therein.

     REASONS FOR THE PROPOSAL. The proposed amendment would allow the Fund to invest in real estate investment trusts. Real estate investment trusts or REITs are a potential investment opportunity in the Proposed Advisers' opinion because they offer good sources of income and provide diversification through a wide spectrum of real estate holdings, often nationwide. It is not unusual for a REIT to hold dozens, or even hundreds of different income-producing properties. REITs are managed by professional real estate and property managers, usually specializing in one or several real estate classes (e.g., hotel, industrial, office, apartment, residential, etc.). The Fund would invest only in publicly-traded REITs which are traded on one of the major U.S. securities exchanges. REITs are "pass through" securities, similar to registered investment companies under the 1940 Act, in that they are required to pass all of their net investment income through to the underlying shareholders. This pass through occurs before taxes. Because real property is often a hedge against inflation, REITs can offer some protection, to the extent that the Fund invests in REITs, against large or prolonged periods of inflation.

     The Proposed Advisers may invest up to 25% of the Fund assets in REITs. While the percentage invested in REITs over time can be expected to be close to 25%, it will not exceed 25% at the time of purchase, as the Fund is not permitted to be concentrated in any industry.

     RISKS ASSOCIATED WITH INVESTING IN REITS. There are risks associated with investing in REITs: Property valuations may rise or fall with local or national economic conditions. In addition, the dividend income paid out by a REIT may be reduced or eliminated depending on the performance of the underlying properties, including occupancy and lease rates. The Fund also bears its share of a REIT's expenses while still paying the advisory fee on the Fund assets so invested.

     VOTING REQUIREMENT. Approval of this Proposal No. 8 requires a 1940 Act Majority Vote.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 8.

            PROPOSAL 9: TO APPROVE OR DISAPPROVE THE DELETION OF THE

       FUND'S FUNDAMENTAL INVESTMENT RESTRICTION PROHIBITING THE FUND FROM

                 HOLDING GREATER THAN 5% OF ASSETS IN ONE ISSUER

     SUMMARY OF PROPOSAL. The Board has proposed elimination of the Fund's fundamental investment policy which prohibits the Fund's investing greater than 5% in any one issuer (the "5% Restriction"). Currently, one of the Fund's investment restrictions provides that the Fund may not:

     Invest in the securities of any one issuer, other than the United States Government, if immediately after such investment more than 5% of the value of its total assets would be invested in such issuer or it would own more than 10% of such issuer's outstanding voting securities.

Proposal No. 9 would eliminate this restriction in its entirety.

     REASONS FOR PROPOSAL. As discussed under Proposal No. 3 above, the Fund is presently a "diversified" fund. Proposal No. 4 seeks to change the Fund to a "non-diversified" fund, thus permitting it to invest a larger portion of its assets in a small number of what management considers to be high-quality companies. The 5% restriction further limits the Fund's ability to purchase positions in any single issuer in excess of 5% of its assets. Although eliminating the 5% restriction coupled with changing the Fund to a non-diversified fund would permit investment in a greater portion of assets in a single issuer, the Fund will still be subject to the diversification limitations of the Internal Revenue Code (i.e., with respect to 50% of the Fund's portfolio, the Fund must limit to 5% the portion of its assets invested in the securities of a single issuer. There are no such limitations with respect to the balance of the Fund's portfolio, although no single investment can exceed 25% of the Fund's total assets.) Eliminating the 5% restriction is part and parcel to effecting the Fund's non-diversified status as recommended under Proposal No. 4.

     RISKS ASSOCIATED WITH ELIMINATING 5% RESTRICTION. See risks described above under Proposal No. 4, which apply equally to this Proposal No. 9.

     VOTING REQUIREMENT. Approval of this Proposal No. 9 requires a 1940 Act Majority Vote.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 9.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

     All proposals by shareholders of the Fund that are intended to be presented at the Fund's next Annual Meeting of Shareholders to be held in 2002 must be received by the Fund for consideration for inclusion in the Fund's proxy statement relating to the meeting no later than May 28, 2002.

                             ADDITIONAL INFORMATION

     Investment Advisers, and Administrator

     Boulder Investment Advisers, L.L.C. serves as Investment Co-adviser to the Fund and its business address is 1680 38th Street, Suite 800, Boulder, Colorado 80301. Stewart Investment Advisers serves as Investment Co-adviser to the Fund and its business address is Bellerive, Queen Street, St. Peter, Barbados. PFPC Inc. acts as the transfer agent to the Fund and is located at 101 Federal Street, Boston, Massachusetts 02110. Fund Administrative Services, L.L.C., serves as administrator to the Fund and is located at 1680 38th Street, Suite 800, Boulder, Colorado 80301.

     Compliance with Section 16 of the Securities Exchange Act of 1934

     Section 16(a) of the 1934 Act requires the Fund's Directors and officers, certain persons affiliated with the Fund's investment advisers, and persons who own more than 10% of a registered class of the Fund's securities, to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely upon the Fund's review of the copies of such forms it receives and written representations from certain of such persons, the Fund believes that through the date hereof all such filing requirements applicable to such persons were complied with.

     Broker Non-Votes and Abstentions

     A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes (collectively "abstentions") will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Fund does not intend to present any other business at the Meeting, nor is management aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN ALL PROXY CARDS AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                                  EXHIBIT A(1)

         Investment Advisory Agreement with Stewart Investment Advisers

     INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT (this "Agreement") is made as of the _____ day of April, 2002, by and among STEWART INVESTMENT ADVISERS, a Barbados international business company (the "Adviser") and [USLIFE INCOME/BOULDER GROWTH & INCOME] FUND, INC., a Maryland corporation (the "Fund").

     1. Investment Description; Appointment. The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund (the "Board"). The Fund desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund. Adviser hereby accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

     2. Services as Investment Adviser. Subject to the supervision and direction of the Board, the Adviser will (a) act in accordance with the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may be from time to time amended, (b) manage the Fund's portfolio on a discretionary basis in accordance with its investment objectives and policies,
(c) make investment decisions and exercise voting rights in respect of portfolio securities for the Fund, (d) place purchase and sale orders on behalf of the Fund, (e) employ, at its own expense, professional portfolio managers and securities analysts to provide research services to the Fund, (f) determine the portion of the Fund's assets to be invested, from time to time, in various asset classes (e.g., common stocks, fixed income securities, cash equivalents), (g) determine the portion of the Fund's assets to be leveraged, from time to time, and the form that such leverage will take, and (h) monitor and evaluate the services provided by the Fund's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement(s). In providing these services, the Adviser will provide investment research and supervision of the Fund's evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     3. Co-Advisor to the Fund. Subject to the approval of the Board and where required, the Fund's shareholders, the Fund will engage an investment co-adviser, Boulder Investment Advisers, LLC, a Colorado limited liability company and registered investment adviser under the Investment Advisers Act of 1940, in respect of all or a portion of the Fund's assets (the "Co-Adviser"). The Adviser and the Co-Adviser will be jointly responsible for providing the services described in subparagraphs (b), (c), (d), (e), (f) and (g) in Paragraph 2 above and Paragraphs 5 and 6 below (Information Provided to Fund) with respect to the Fund's assets, although the Adviser will have primary responsibility for all record-keeping and day-to-day business activities relating to the investment operations of the Fund. In the event that the Co-Adviser's engagement is terminated, the Adviser shall be responsible for furnishing the Fund with the services theretofore performed by such Co-Adviser under the applicable investment advisory agreement or arranging for a successor co-adviser or sub-adviser, as the case may be, to provide such services under terms and conditions acceptable to the Fund and the Board and subject to the requirements of the 1940 Act.

     4. Engagement of Sub-Advisers to the Fund. Subject to the approval of the Board and where required, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of all or a portion of the Fund's assets (the "Sub-Advised Portion") and may delegate to such investment sub-adviser(s) all or a portion of the responsibilities described in subparagraphs (b), (c), (d), (e), (f) and (g) in Paragraph 2 above and Paragraph 6 below (Information Provided to Fund) with respect to the Sub-Advised Portion. In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing the Fund with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreements or arranging for a successor co-adviser or sub-adviser, as the case may be, to provide such services under terms and conditions acceptable to the Fund and the Board and subject to the requirements of the 1940 Act.

     5. Brokerage. In executing transactions for the Fund and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute any transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or any affiliate exercises investment discretion.

     6. Information Provided to the Fund. The Adviser will use its best efforts to keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information the Adviser believes is appropriate for this purpose.

     7. Standard of Care. The Adviser shall exercise its best judgment in rendering the services described herein. The Adviser shall not be liable for any error of judgment or mistake of law or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("Disabling Conduct"). The Fund will indemnify the Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from Disabling Conduct by the Adviser. Indemnification shall be made only following (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of Disabling Conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of Disabling Conduct by (a) the vote of a majority of the Directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party Directors"), or (b) independent legal counsel in a written opinion. The Adviser shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter to which it is seeking indemnification in the manner and to the fullest extent permissible under the law. The Adviser shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met:
(a) the Adviser shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of disinterested non-party Directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Adviser will ultimately be found to be entitled to indemnification.

     8. Compensation. In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser the Advisory Fee (as defined in the Fee Schedule) such amount to be paid monthly, in the amount set forth in the fee schedule attached hereto as Exhibit A (the "Fee Schedule"). The Advisory Fee shall be the aggregate and entirety of all advisory fees to be paid by the Fund and will be divided between the Adviser and the Co-Adviser as set forth in the Fee Schedule, which fee split may be adjusted from time to time in the discretion of the Board so long as the aggregate advisory fee does not exceed the Advisory Fee. The fee payable to Adviser for any period shorter than a full calendar month shall be prorated according to the proportion that such payment bears to the full monthly payment.

     9. Expenses. Except as indicated below, the Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the fees payable to the Co-Adviser and to any investment sub-adviser engaged pursuant to Paragraphs 3 or 4 of this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including organizational expenses, taxes, interest, brokerage costs and commissions and stock exchange fees; fees of Directors of the Fund who are not also officers, directors or the employees of Adviser; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of any custodian, any sub-custodians and transfer and dividend-paying agents; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; membership fees in trade associations; stock exchange listing fees and expenses; litigation and other extraordinary or non-recurring expenses. Additionally, the Fund will bear the reasonable travel-related expenses (or an appropriate portion thereof) to attend Board of Directors' meetings for (i) the Fund's executive officers who are also officers of the Adviser or the Co-Adviser and (ii) the Adviser's, Co-Adviser's or a sub-adviser's portfolio manager(s) who are primarily responsible for managing the Fund's portfolio.

     10. Services to other Companies or Accounts. The Fund understands that the Adviser now acts, or may act in the future as an investment adviser to fiduciary and other managed accounts or other trusts, or as investment adviser to one or more other registered or unregistered investment companies, and the Fund has no objection to the Adviser so acting. The Fund understands that the persons employed by Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     11. Term of Agreement. This Agreement shall become effective as of the date it is approved by a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (the "Effective Date") and shall continue for an initial two-year term and shall remain in effect from year to year so long as such continuance is specifically approved by (a) a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940
Act) and a majority of the full Board or (b) a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). This Agreement is terminable by a party hereto on sixty (60) days' written notice to the other party. Any termination shall be without penalty and any notice of termination shall be deemed given when received by the addressee.

     12. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by any party hereto and will terminate automatically in the event of its assignment (as defined in the 1940 Act). It may be amended by mutual agreement, in writing, by the parties hereto.

     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto.

     14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


ADVISER:                                FUND:

STEWART INVESTMENT ADVISERS, a          [USLIFE INCOME/BOULDER GROWTH & INCOME]
Barbados international business         FUND, INC., a Maryland corporation
company


By:                                     By:
    ------------------------------          ------------------------------
    Glade L. Christensen                    Stephen C. Miller
    Its: President                          Its: President

                                  FEE SCHEDULE

     Adviser shall be paid after the end of each calendar month, a fee for the previous month computed at the annual rate of 1.25% of the value of the Fund's average monthly net assets (the "Advisory Fee"). For purposes of calculating the Advisory Fee, the Fund's average monthly net assets will be deemed to be the average monthly value of the Fund's total assets minus the sum of the Fund's liabilities (which liabilities do not include leverage borrowings such as bank or institutional borrowings, preferred stock, bonds, debentures, etc.) and accrued dividends.

     Notwithstanding the foregoing, until such time as more than 50% of the value of the Fund's assets are invested in equity securities, the Advisory Fee shall be computed as follows: (i) 0.04167% of the net asset value of the Fund less net investment income for such month as of the close of business on the last business day of the month (0.50% on an annual basis); plus (ii) 2.5% of the sum of (a) the Fund's dividend and interest income; less (b) interest on borrowed funds during such month.

     The Advisory Fee is the maximum aggregate fee that is to be paid to the Adviser and any co-Adviser or sub-adviser under this and any other co-advisory or sub-advisory agreements.

                    Fee Split Between Adviser and Co-Adviser

     The Advisory Fee shall initially be split among the Adviser and Co-Adviser 25% to Boulder Investment Advisers LLC and 75% to Stewart Investment Advisers.

                                  EXHIBIT A(2)

       Investment Advisory Agreement with Boulder Investment Advisers, LLC

                          INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT (this "Agreement") is made as of the ______ day of April, 2002, by and among BOULDER INVESTMENT ADVISERS, L.L.C., a Colorado limited liability company (the "Adviser") and [USLIFE INCOME/BOULDER GROWTH & INCOME] FUND, INC., a Maryland corporation (the "Fund").

     1. Investment Description; Appointment. The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund (the "Board"). The Fund desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund. Adviser hereby accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

     2. Services as Investment Adviser. Subject to the supervision and direction of the Board, the Adviser will (a) act in accordance with the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may be from time to time amended, (b) manage the Fund's portfolio on a discretionary basis in accordance with its investment objectives and policies,
(c) make investment decisions and exercise voting rights in respect of portfolio securities for the Fund, (d) place purchase and sale orders on behalf of the Fund, (e) employ, at its own expense, professional portfolio managers and securities analysts to provide research services to the Fund, (f) determine the portion of the Fund's assets to be invested, from time to time, in various asset classes (e.g., common stocks, fixed income securities, cash equivalents), (g) determine the portion of the Fund's assets to be leveraged, from time to time, and the form that such leverage will take, and (h) monitor and evaluate the services provided by the Fund's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement(s). In providing these services, the Adviser will provide investment research and supervision of the Fund's evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     3. Co-Advisor to the Fund. Subject to the approval of the Board and where required, the Fund's shareholders, the Fund will engage an investment co-adviser, Stewart Investment Advisers, a Barbados international business company and registered investment adviser under the Investment Advisers Act of 1940, in respect of all or a portion of the Fund's assets (the "Co-Adviser"). The Adviser and the Co-Adviser will be jointly responsible for providing the services described in subparagraphs (b), (c), (d), (e), (f) and (g) in Paragraph 2 above and Paragraphs 5 and 6 below (Information Provided to Fund) with respect to the Fund's assets, although the Adviser will have primary responsibility for all record-keeping and day-to-day business activities relating to the investment operations of the Fund. In the event that the Co-Adviser's engagement is terminated, the Adviser shall be responsible for furnishing the Fund with the services theretofore performed by such Co-Adviser under the applicable investment advisory agreement or arranging for a successor co-adviser or sub-adviser, as the case may be, to provide such services under terms and conditions acceptable to the Fund and the Board and subject to the requirements of the 1940 Act.

     4. Engagement of Sub-Advisers to the Fund. Subject to the approval of the Board and where required, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of all or a portion of the Fund's assets (the "Sub-Advised Portion") and may delegate to such investment sub-adviser(s) all or a portion of the responsibilities described in subparagraphs (b), (c), (d), (e), (f) and (g) in Paragraph 2 above and Paragraph 6 below (Information Provided to Fund) with respect to the Sub-Advised Portion. In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing the Fund with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreements or arranging for a successor co-adviser or sub-adviser, as the case may be, to provide such services under terms and conditions acceptable to the Fund and the Board and subject to the requirements of the 1940 Act.

     5. Brokerage. In executing transactions for the Fund and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute any transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or any affiliate exercises investment discretion.

     6. Information Provided to the Fund. The Adviser will use its best efforts to keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information the Adviser believes is appropriate for this purpose.

     7. Standard of Care. The Adviser shall exercise its best judgment in rendering the services described herein. The Adviser shall not be liable for any error of judgment or mistake of law or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("Disabling Conduct"). The Fund will indemnify the Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from Disabling Conduct by the Adviser. Indemnification shall be made only following (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of Disabling Conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of Disabling Conduct by (a) the vote of a majority of the Directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party Directors"), or (b) independent legal counsel in a written opinion. The Adviser shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter to which it is seeking indemnification in the manner and to the fullest extent permissible under the law. The Adviser shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met:
(a) the Adviser shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of disinterested non-party Directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Adviser will ultimately be found to be entitled to indemnification.

     8. Compensation. In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser the Advisory Fee (as defined in the Fee Schedule) such amount to be paid monthly, in the amount set forth in the fee schedule attached hereto as Exhibit A (the "Fee Schedule"). The Advisory Fee shall be the aggregate and entirety of all advisory fees to be paid by the Fund and will be divided between the Adviser and the Co-Adviser as set forth in the Fee Schedule, which fee split may be adjusted from time to time in the discretion of the Board so long as the aggregate advisory fee does not exceed the Advisory Fee. The fee payable to Adviser for any period shorter than a full calendar month shall be prorated according to the proportion that such payment bears to the full monthly payment.

     9. Expenses. Except as indicated below, the Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the fees payable to the Co-Adviser and to any investment sub-adviser engaged pursuant to Paragraphs 3 or 4 of this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including organizational expenses, taxes, interest, brokerage costs and commissions and stock exchange fees; fees of Directors of the Fund who are not also officers, directors or the employees of Adviser; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of any custodian, any sub-custodians and transfer and dividend-paying agents; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; membership fees in trade associations; stock exchange listing fees and expenses; litigation and other extraordinary or non-recurring expenses. Additionally, the Fund will bear the reasonable travel-related expenses (or an appropriate portion thereof) to attend Board of Directors' meetings for (i) the Fund's executive officers who are also officers of the Adviser or the Co-Adviser and (ii) the Adviser's, Co-Adviser's or a sub-adviser's portfolio manager(s) who are primarily responsible for managing the Fund's portfolio.

     10. Services to other Companies or Accounts. The Fund understands that the Adviser now acts, or may act in the future as an investment adviser to fiduciary and other managed accounts or other trusts, or as investment adviser to one or more other registered or unregistered investment companies, and the Fund has no objection to the Adviser so acting. The Fund understands that the persons employed by Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     11. Term of Agreement. This Agreement shall become effective as of the date it is approved by a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (the "Effective Date") and shall continue for an initial two-year term and shall remain in effect from year to year so long as such continuance is specifically approved by (a) a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940
Act) and a majority of the full Board or (b) a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). This Agreement is terminable by a party hereto on sixty (60) days' written notice to the other party. Any termination shall be without penalty and any notice of termination shall be deemed given when received by the addressee.

     12. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by any party hereto and will terminate automatically in the event of its assignment (as defined in the 1940 Act). It may be amended by mutual agreement, in writing, by the parties hereto.

     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto.

     14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


ADVISER:                                FUND:

BOULDER INVESTMENT ADVISERS LLC,        [USLIFE INCOME/BOULDER GROWTH & INCOME]
a Colorado limited liability company    FUND, INC., a Maryland corporation


By:                                     By:
    ------------------------------          ------------------------------
    Carl D. Johns                           Stephen C. Miller
    Its: President                          Its: President

                                  FEE SCHEDULE

     Adviser shall be paid after the end of each calendar month, a fee for the previous month computed at the annual rate of 1.25% of the value of the Fund's average monthly net assets (the "Advisory Fee"). For purposes of calculating the Advisory Fee, the Fund's average monthly net assets will be deemed to be the average monthly value of the Fund's total assets minus the sum of the Fund's liabilities (which liabilities do not include leverage borrowings such as bank or institutional borrowings, preferred stock, bonds, debentures, etc.) and accrued dividends.

     Notwithstanding the foregoing, until such time as more than 50% of the value of the Fund's assets are invested in common stocks, the Advisory Fee shall be computed as follows: (i) 0.04167% of the net asset value of the Fund less net investment income for such month as of the close of business on the last business day of the month (0.50% on an annual basis); plus (ii) 2.5% of the sum of (a) the Fund's dividend and interest income; less (b) interest on borrowed funds during such month.

     The Advisory Fee is the maximum aggregate fee that is to be paid to the Adviser and any co-Adviser or sub-adviser under this and any other co-advisory or sub-advisory agreements.

                    Fee Split Between Adviser and Co-Adviser

     The Advisory Fee shall initially be split among the Adviser and Co-Adviser 25% to Boulder Investment Advisers LLC and 75% to Stewart Investment Advisers.

                                      PROXY

                            USLIFE INCOME FUND, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned holder of shares of Common Stock of USLIFE Income Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Stephen C. Miller, Carl D. Johns, and Thomas N. Calabria, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock, which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the Doubletree La Posada Resort, 4949 E. Lincoln Dr., Scottsdale, Arizona at 9:00 a.m. Mountain Standard Time, on April 26, 2002, and any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     Please indicate your vote by an "X" in the appropriate box below.

     This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL NOS. 1 THROUGH 9. The Board of Directors recommends that the shareholders vote "FOR" approval of each of Proposals Nos. 1 through 9.

     Please refer to the Proxy Statement for a discussion of the Proposals.

1. To approve or disapprove the proposed Investment Advisory Agreement with Boulder Investment Advisers, L.L.C.

     FOR ____     AGAINST ____     ABSTAIN ____

2. To approve or disapprove the proposed Investment Advisory Agreement with Stewart Investment Advisers.

     FOR ____     AGAINST ____     ABSTAIN ____

3. To approve or disapprove a change of the Fund's investment objective to total return.

     FOR ____     AGAINST ____     ABSTAIN ____

4. To approve or disapprove changing the Fund's classification and related fundamental investment restriction to make the Fund a non-diversified investment company.

     FOR ____     AGAINST ____     ABSTAIN ____

5. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding borrowing.

     FOR ____     AGAINST ____     ABSTAIN ____

6. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding the pledging of assets.

     FOR ____     AGAINST ____     ABSTAIN ____

7. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding the issuance of senior securities.

     FOR ____     AGAINST ____     ABSTAIN ____

8. To approve or disapprove an amendment to the Fund's fundamental investment restriction regarding investment in real estate, real estate investment trusts ("REITs") and other real estate securities.

     FOR ____     AGAINST ____     ABSTAIN ____

9. To approve or disapprove the deletion of the Fund's fundamental investment restriction regarding the ability to hold greater than 5% in one issuer.

     FOR ____     AGAINST ____     ABSTAIN ____

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ____

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


  Signature:
             -----------------------------------

  Date:
        ----------------------------------

  Signature:
             ----------------------------------

  Date:
        ----------------------------------